Exhibit 4.2

EXECUTION COPY

AMENDED AND RESTATED

SUBORDINATED INDENTURE

between

WESTPAC BANKING CORPORATION

and

JPMORGAN CHASE BANK,

FORMERLY THE CHASE MANHATTAN BANK

Dated as of July 1, 1999

and Amended and Restated as of May 15, 2003

Providing for Issuance of Subordinated
Debt Securities in Series

Reconciliation and tie between this Amended and Restated Subordinated Indenture, dated as of July 1, 1999 and Amended and Restated as of May 15, 2003, and the Trust Indenture Act of 1939, as amended.

Trust Indenture Act of 1939 Section		Subordinated Indenture Section

310 (a)	(1)	6.11
(a)	(2)	6.11
(a)	(3)	TIA
(a)	(4)	Not Applicable
(b)		6.9; 6.11; TIA

311 (a)		TIA
(b)		TIA

3.12(a)		6.7
(b)		TIA
(c)		TIA

313 (a)		6.1; TIA
(b)		TIA
(c)		6.6; TIA
(d)		6.6

314 (a)		9.6; 9.7; TIA
(b)		Not applicable
(c)	(1)	1.2
(c)	(2)	1.2
(c)	(3)	Not Applicable
(d)		Not Applicable
(e)		1.2
(f)		TIA

315 (a)		TIA
(b)		6.5
(c)		6.1
(d)	(1)	TIA
(d)	(2)	TIA
(d)	(3)	TIA
(e)		TIA

316(a)	(last sentence)	1.1

i

Trust Indenture Act of 1939 Section		Subordinated Indenture Section

(a)	(1)(A)	5.8
(a)	(1)(B)	5.7
(b)		5.2; 5.10
(c)		TIA

317(a)	(1)	5.3
(a)	(2)	5.4
(b)		9.3

318(a)		1.11
(b)		TIA
(c)		1.11; TIA

This reconciliation and tie section does not constitute part of the Subordinated Indenture.

(continued)

(continued)

v

(continued)

AMENDED AND RESTATED SUBORDINATED INDENTURE (this “Indenture”), dated as of May 15, 2003, between WESTPAC BANKING CORPORATION ABN 33 007 457 141, a bank incorporated in Australia and registered in New South Wales under the Corporations Act 2001 of Australia (the “Company”) having its registered office at 60 Martin Place, Sydney, New South Wales 2000, Australia, and having an office in The City of New York at 575 Fifth Avenue, New York, New York 10017-2422, and JPMorgan Chase Bank, formerly The Chase Manhattan Bank, a New York banking corporation as Trustee hereunder (the “Trustee”).

Recitals

WHEREAS, the Company and the Trustee have heretofore become parties to a Subordinated Indenture, dated as of July 1, 1999 (the “Original Indenture”), providing for the issuance of unsecured subordinated debentures, notes or other evidences of indebtedness of the Company (“Securities”);

WHEREAS, the Company desires to amend and restate the Original Indenture in order to modify certain terms relating to subordination to comply with the applicable requirements of the Australian Prudential Regulation Authority relating to lower tier 2 capital;

WHEREAS, the Company has duly authorized the execution and delivery of this Indenture to provide for the issuance from time to time of Securities to be issued in one or more series as herein provided;

WHEREAS, Section 8.1(5) of the Original Indenture permits the parties hereto to execute and deliver this Indenture to amend and restate the Original Indenture because there is no Security Outstanding under the Original Indenture; and

WHEREAS, all things necessary to make this Indenture a valid agreement of the Company, in accordance with its terms, have been done.

For and in consideration of the premises and the purchase of the Securities by the Holders thereof, it is mutually covenanted and agreed as follows for the equal and ratable benefit of the Holders of the Securities:

ARTICLE I

DEFINITIONS AND OTHER PROVISIONS
OF GENERAL APPLICATION

Section 1.1.            Definitions. (a)  For all purposes of this Indenture, except as otherwise expressly provided or unless the context otherwise requires:

(1)           the terms defined in this Article have the meanings assigned to them in this Article and include the plural as well as the singular;

(2)           all other terms used herein which are defined in the Trust Indenture Act, either directly or by reference therein, have the meanings assigned to them therein;

(3)           all accounting terms not otherwise defined herein have the meanings assigned to them in accordance with generally accepted accounting principles used in the preparation of the Company’s audited financial statements and, except as otherwise herein expressly provided, the term “generally accepted accounting principles” with respect to any computation required or permitted hereunder shall mean such accounting principles at the date of such computation;

(4)           the words “herein,” “hereof” and “hereunder” and other words of similar import refer to this Indenture as a whole and not to any particular Article, Section or other subdivision; and

(5)           the word “or” is always used inclusively (for example, the phrase “A or B” means “A or B or both”, not “A or B but not both”).

“Affiliate” of any specified Person means any Person directly or indirectly controlling or controlled by, or under direct or indirect common control with, such specified Person. For purposes of this definition, “control” when used with respect to any specified Person means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms “controlling” and “controlled” have meanings correlative to the foregoing.

“Agent” means any Paying Agent or Registrar.

“Authenticating Agent” means any authenticating agent appointed by the Trustee pursuant to Section 6.13.

“Authorized Newspaper” means a newspaper of general circulation, in the official language of the country of publication or in the English language, customarily published on each Business Day whether or not published on Saturdays, Sundays or holidays. Whenever successive publications in an Authorized Newspaper are required hereunder they may be made (unless otherwise expressly provided herein) on the same or different days of the week and in the same or different Authorized Newspapers.

“Authorized Officer” means the Company’s Chairman of the Board, Managing Director, its Chief Financial Officer, any Group Executive, any General Manager, its Group Treasurer, its Group Financial Controller, its Head of Global Funding, its Head of

Capital Management, any Senior Vice President, Senior Manager or any Vice President or such officers of equivalent status as may be designated from time to time by the Company, and any other person duly authorized from time to time by the Company.

“Bearer Security” means any Security issued hereunder which is payable to bearer.

“Board” or “Board of Directors” means the Board of Directors of the Company, or any duly authorized committee thereof.

“Board Resolution” means a copy of a resolution of the Board of Directors, certified by the Secretary or an Assistant Secretary of the Company to have been duly adopted by the Board of Directors and to be in full force and effect on the date of the certificate, and delivered to the Trustee.

“Business Day”, when used with respect to any Place of Payment or any other particular location referred to in this Indenture or in the Securities, means, unless otherwise specified with respect to any Securities pursuant to Section 3.1, each Monday, Tuesday, Wednesday, Thursday and Friday which is not a day on which banking institutions in that Place of Payment or particular location are authorized or obligated by law or executive order to close.

“Commission” means the Securities and Exchange Commission, as from time to time constituted, created under the Securities Exchange Act of 1934, or, if at any time after the execution of this Indenture such Commission is not existing and performing the duties now assigned to it under the Trust Indenture Act, then the body performing such duties at such time.

“Company” means the party named as the Company in the first paragraph of this Indenture until a successor shall have become such pursuant to the applicable provisions of this Indenture, and thereafter means such successors.

“Company Order” and “Company Request” mean, respectively, a written order or request signed in the name of the Company by an Authorized Officer.

“Corporate Trust Office” means the office of the Trustee in New York, New York at which at any particular time its corporate trust business shall be principally administered, which office at the date hereof is located at 4 New York Plaza, 15th Floor, New York, New York 10004, Attention: Institutional Trust Services.

“currency unit”, for all purposes of this Indenture, shall include any composite currency.

“Depositary”, when used with respect to the Securities of or within any series issuable or issued in whole or in part in global form, means the Person designated as Depositary by the Company pursuant to Section 3.1 until a successor Depositary shall have become such pursuant to the applicable provisions of this Indenture, and thereafter shall mean or include each Person which is then a Depositary hereunder, and if at any time there is more than one such Person, shall be a collective reference to such Persons.

“Dollar” or “$” means the coin or currency of the United States as at the time of payment is legal tender for the payment of public and private debts.

“Government Obligations” means securities which are (i) direct obligations of the United States or, if specified as contemplated by Section 3.1, the government which issued the currency in which the Securities of a particular series are payable, for the payment of which its full faith and credit is pledged or (ii) obligations of a Person controlled or supervised by and acting as an agency or instrumentality of the United States or, if specified as contemplated by Section 3.1, such government which issued the foreign currency in which the Securities of such series are payable, for the payment of which the full faith and credit of the United States or such other government is pledged (whether by guaranty or otherwise), which, in either case, are not callable or redeemable at the option of the issuer thereof, and shall also include a depositary receipt issued by a bank or trust company as custodian with respect to any such Government Obligation or a specific payment of interest on or principal of any such Government Obligation held by such custodian for the account of the holder of a depositary receipt, provided that (except as required by law) such custodian is not authorized to make any deduction from the amount payable to the holder of such depositary receipt from any amount received by the custodian in respect of the Government Obligation evidenced by such depositary receipt.

“Holder” means, with respect to a Bearer Security, a bearer thereof or of a coupon appertaining thereto and, with respect to a Registered Security, a person in whose name such Registered Security is registered on the Register.

“Indenture” means this Subordinated Indenture as originally executed or as amended or supplemented from time to time and shall include the forms and terms of particular series of Securities established as contemplated hereunder.

“Indexed Security” means a Security the terms of which provide that the principal amount thereof payable at Stated Maturity may be more or less than the principal face amount thereof at original issuance.

“interest”, when used with respect to an Original Issue Discount Security which by its terms bears interest only after Maturity, means interest payable after Maturity.

“Interest Payment Date”, when used with respect to any Security, means the Stated Maturity of an installment of interest on such Security.

“Maturity”, when used with respect to any Security, means the date on which the principal of such Security or an installment of principal becomes due and payable as therein or herein provided, whether at the Stated Maturity or by declaration of acceleration, call for redemption or otherwise.

“Officer” means any Authorized Officer, the President, any Executive Vice President, any Assistant Vice President, the Treasurer or the Secretary or Assistant Secretary of the Company.

“Officers’ Certificate” means a certificate signed by an Authorized Officer and which conforms to Section 1.2.

“Opinion of Counsel” means a written opinion of legal counsel, who may be (i) an attorney employed by the Company, (ii) Debevoise & Plimpton or (iii) other counsel designated by the Company who shall be reasonably acceptable to the Trustee.

“Original Issue Discount Security” means any Security which provides for an amount less than the stated principal amount thereof to be due and payable upon declaration of acceleration of the Maturity thereof pursuant to Section 5.2.

“Outstanding”, when used with respect to Securities, means, as of the date of determination, all Securities theretofore authenticated and delivered under this Indenture, except:

(i)            Securities theretofore cancelled by the Trustee or delivered to the Trustee for cancellation;

(ii)           Securities, or portions thereof, for whose payment or redemption money or Government Obligations in the necessary amount (without reinvestment) has been theretofore deposited with the Trustee or any Paying Agent (other than the Company) in trust or set aside and segregated in trust by the Company (if the Company shall act as its own Paying Agent) for the Holders of such Securities and any coupons appertaining thereto, provided that, if such Securities are to be redeemed, notice of such redemption has been duly given pursuant to this Indenture or provisions therefor satisfactory to the Trustee have been made; and

(iii)          Securities which have been paid pursuant to Section 3.6 or in exchange for or in lieu of which other Securities have been authenticated and delivered pursuant to this Indenture, other than any such Securities in respect of which there shall have been presented to the Trustee proof satisfactory to it that such Securities are held by a bona fide purchaser in whose hands such Securities are valid obligations of the Company;

provided, however, that unless otherwise provided with respect to any Securities of any series pursuant to Section 3.1, in determining whether the Holders of the requisite principal amount of the Outstanding Securities have given any request, demand, authorization, direction, notice, consent or waiver or are present at a meeting for quorum purposes hereunder, or whether sufficient funds are available for redemption or for any other purpose, and for the purpose of making the calculations required by Section 313 of the Trust Indenture Act, (w) the principal amount of any Original Issue Discount Securities that may be counted in making such determination or calculation and that shall be deemed to be Outstanding for such purpose shall be equal to the amount of principal thereof that would be (or shall have been declared to be) due and payable, at the time of such determination, upon a declaration of acceleration of the maturity thereof pursuant to Section 5.2, (x) the principal amount of any Security denominated in a Foreign Currency that may be counted in making such determination or calculation and that shall be deemed Outstanding for such purpose shall be equal to the Dollar equivalent, determined as of the date such Security is originally issued by the Company as set forth in an Exchange Rate Officers’ Certificate delivered to the Trustee, of the principal amount (or, in the case of an Original Issue Discount Security, the Dollar equivalent, determined as of such date of original issuance, of the amount determined as provided in clause (w) above) of such Security, (y) the principal amount of any Indexed Security that may be counted in making such determination or calculation and that shall be deemed Outstanding for such purpose shall be equal to the principal face amount of such Indexed Security at original issuance, and (z) Securities owned by the Company or any other obligor upon the Securities or any Affiliate of the Company or of such other obligor shall be disregarded and deemed not to be Outstanding, except that, in determining whether the Trustee shall be protected in making such calculation or in relying upon any such request, demand, authorization, direction, notice, consent or waiver, only Securities which a Responsible Officer of the Trustee actually knows to be so owned shall be so disregarded. Securities so owned which have been pledged in good faith may be regarded as Outstanding if the pledgee establishes to the satisfaction of the Trustee the pledgee’s right so to act with respect to such Securities and that the pledgee is not the Company or any other obligor upon the Securities or any Affiliate of the Company or of such other obligor.

“Paying Agent” means any Person authorized by the Company to pay the principal of, premium, if any, or interest and any other payments on any Securities on behalf of the Company; provided that, in no event may a Paying Agent be a domiciliary of Commonwealth of Australia or a person acting through an office in Commonwealth of Australia.

“Periodic Offering” means an offering of Securities of a series from time to time the specific terms of which Securities, including, without limitation, the rate or rates of interest or formula for determining the rate or rates of interest thereon, if any, the Maturity thereof and the redemption provisions, if any, with respect thereto, are to be determined by the Company upon the issuance of such Securities.

“Person” means any individual, corporation, estate, limited liability company, partnership, joint venture, association, joint-stock company, trust, unincorporated organization or government or any agency or political subdivision thereof or any other entity.

“Place of Payment”, when used with respect to the Securities of or within any series, means the place or places where the principal of, premium, if any, and interest and any other payments on such Securities are payable as specified as contemplated by Sections 3.1 and 9.2.

“Predecessor Security” of any particular Security means every previous Security evidencing all or a portion of the same debt as that evidenced by such particular Security; and, for the purposes of this definition, any Security authenticated and delivered under Section 3.6 in exchange for or in lieu of a mutilated, destroyed, lost or stolen Security shall be deemed to evidence the same debt as the mutilated, destroyed, lost or stolen Security.

“Redemption Date”, when used with respect to any Security to be redeemed, means the date fixed for such redemption by or pursuant to this Indenture and the Securities.

“Redemption Price”, when used with respect to any Security to be redeemed, in whole or in part, means the price at which it is to be redeemed pursuant to this Indenture and the Securities.

“Registered Security” means any Security issued hereunder and registered as to principal and interest in the Register.

“Regular Record Date” for the interest payable on any Interest Payment Date on the Securities of or within any series means the date specified for that purpose as contemplated by Section 3.1, which date shall be, unless otherwise specified pursuant to Section 3.1, the fifteenth day preceding such Interest Payment Date, whether or not such day shall be a Business Day.

“Responsible Officer”, when used with respect to the Trustee, shall mean any Vice President (whether or not designated by a number or a word or words added before or after the title “Vice President”), the Secretary, any Assistant Secretary, the Treasurer, any Assistant Treasurer, the Cashier, any Assistant Cashier, any Senior Trust Officer, any Trust Officer, any Assistant Trust Officer, the Controller, any Assistant Controller, or any officer of the Trustee customarily performing functions similar to those performed by the individuals who at the time shall be such officers, respectively, or to whom any corporate trust matter is referred because of his or her knowledge of and familiarity with the particular subject.

“Security” or “Securities” has the meaning stated in the first recital of this Indenture and more particularly means a Security or Securities of the Company issued, authenticated and delivered under this Indenture.

“Special Record Date” for the payment of any Defaulted Interest means a date fixed by the Trustee pursuant to Section 3.7.

“Stated Maturity”, when used with respect to any Security or any installment of principal thereof or interest thereon, means the date specified in such Security or in a coupon representing such installment of interest as the fixed date on which the principal of such Security or such installment of principal or interest is due and payable.

“Subsidiary” means any Person of which the Company at the time owns or controls, directly or indirectly, more than 50% of the shares of outstanding stock or other equity interests having general voting power under ordinary circumstances to elect a majority of the Board of Directors, managers or trustees, as the case may be, of such Person (irrespective of whether or not at the time stock of any other class or classes or other equity interests of such corporation shall have or might have voting power by reason of the happening of any contingency).

“Trust Indenture Act” means the Trust Indenture Act of 1939, as amended and as in effect on the date of this Indenture, except as provided in Section 8.3.

“Trustee” means the party named as such in the first paragraph of this Indenture until a successor Trustee replaces it pursuant to the applicable provisions of this Indenture, and thereafter means such successor Trustee and if, at any time, there is more than one Trustee, “Trustee” as used with respect to the Securities of any series shall mean the Trustee with respect to the Securities of that series.

“United States” means, unless otherwise specified with respect to the Securities of any series as contemplated by Section 3.1, the United States of America (including the States and the District of Columbia), its territories, its possessions and other areas subject to its jurisdiction.

“U.S. Person” means, unless otherwise specified with respect to the Securities of any series as contemplated by Section 3.1, an individual citizen or resident of the United States, a corporation created or organized in or under the laws of the United States, any State thereof or the District of Columbia, or a partnership, estate or trust treated as a domestic partnership, estate or trust for United States federal income tax purposes.

“Winding Up” means, any procedure whereby the Company may be wound up, dissolved or cease to exist as a body corporate and whether brought or instigated by the Trustee, a Holder or any other Person, but excludes any transaction permitted in accordance with Article VII hereof.

“Yield to Maturity” means the yield to maturity, calculated by the Company at the time of issuance of a series of Securities or, if applicable, at the most recent determination of interest on such series, in accordance with accepted financial practice.

(b)           The following terms shall have the meanings specified in the Sections referred to opposite such term below:

Term	Section

“Act”	1.4 (a)

“Additional Amount”	9.8 (a)

“Authorized Agent”	1.14

“Claims”	6.8(b)

“Component Currency”	3.11(h)

“Conversion Date”	3.11(d)

“Conversion Event”	3.11(h)

“Default”	5.1

“Defaulted Interest”	3.7(b)

“Election Date”	3.11(h)

“Euro”	3.11(h)

“Event of Default”	5.1

“Exchange Rate Agent”	3.11(h)

“Exchange Rate Officers’ Certificate”	3.11(h)

“Expiration Date”	1.4(g)

Term	Section

“Foreign Currency”	3.11(h)

“Judgment Currency”	9.10

“Market Exchange Rate”	3.11(h)

“Register”	3.5

“Registrar”	3.5

“Specified Amount”	3.11(h)

“Specified Currency”	9.10

“Valuation Date”	3.11(c)

Section 1.2.            Compliance Certificates and Opinions.  Upon any application or request by the Company to the Trustee to take any action under any provision of this Indenture, the Company shall furnish to the Trustee an Officers’ Certificate stating that all conditions precedent, if any, provided for in this Indenture relating to the proposed action have been complied with and an Opinion of Counsel stating that in the opinion of such counsel all such conditions precedent, if any, have been complied with, except that in the case of any such application or request as to which the furnishing of such documents is specifically required by any provision of this Indenture relating to such particular application or request, no additional certificate or opinion need be furnished.

Every certificate or opinion with respect to compliance with a condition or covenant provided for in this Indenture (other than pursuant to Section 9.7) shall include:

(1)           a statement that each individual signing such certificate or opinion has read such condition or covenant and the definitions herein relating thereto;

(2)           a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based;

(3)           a statement that, in the opinion of each such individual, he or she has made such examination or investigation as is necessary to enable him or her, as the case may be, to express an informed opinion as to whether or not such condition or covenant has been complied with; and

(4)           a statement as to whether, in the opinion of each such individual, such condition or covenant has been complied with.

Section 1.3.                                     Form of Documents Delivered to Trustee.  In any case where several matters are required to be certified by, or covered by an opinion of, any specified Person, it is not necessary that all such matters be certified by, or covered by the opinion of, only one such Person, or that they be so certified or covered by only one document, but one such Person may certify or give an opinion with respect to some matters and one or more other such Persons as to other matters, and any such Person may certify or give an opinion as to such matters in one or several documents.

Any certificate or opinion of an Officer of the Company may be based, insofar as it relates to legal matters, upon a certificate or opinion of, or representations by, counsel, unless such officer knows that the certificate or opinion or representations with respect to the matters upon which his certificate or opinion is based are erroneous.  Any such certificate or Opinion of Counsel may be based, insofar as it relates to factual matters, upon a certificate or opinion of, or representations by, an officer or officers of the Company stating that the information with respect to such factual matters is in the possession of the Company, unless such counsel knows that the certificate or opinion or representations as to such matters are erroneous.

Any certificate or opinion of an Officer of the Company or of counsel may be based, insofar as it relates to accounting matters, upon a certificate or opinion of or representations by an accountant or firm of accountants in the employ of the Company, unless such officer or counsel, as the case may be, knows that the certificate or opinions or representations as to such accounting matters are erroneous.

Where any Person is required to make, give or execute two or more applications, requests, consents, certificates, statements, opinions or other instruments under this Indenture, they may, but need not, be consolidated and form one instrument.

Section 1.4.            Acts of Holders.  (a)  Any request, demand, authorization, direction, notice, consent, waiver or other action provided by this Indenture to be given or taken by Holders may be embodied in and evidenced by one or more instruments of substantially similar tenor signed by such Holders in person or by agent duly appointed in writing; and, except as herein otherwise expressly provided, such action shall become effective when such instrument or instruments are delivered to the Trustee and, where it is hereby expressly required, to the Company.  Such instrument or instruments (and the action embodied therein and evidenced thereby) are herein sometimes referred to as the “Act” of the Holders signing such instrument or instruments.  Proof of execution of any such instrument or of a writing appointing any such agent shall be sufficient for any purpose of this Indenture and conclusive (subject to Section 6.1) in favor of the Trustee and the Company, if made in the manner provided in this Section.

(b)           Without limiting the generality of this Section, unless otherwise provided in or pursuant to this Indenture, a Holder, including a Depositary that is a Holder of a Security, may make, give or take, by a proxy, or proxies, duly appointed in writing, any request, demand, authorization, direction, notice, consent, waiver or other action provided in or pursuant to this Indenture to be made, given or taken by Holders, and a Depositary that is a Holder of a Security may provide its proxy or proxies to the beneficial owners of interests in any such Security through such Depositary’s standing instructions and customary practices.

(c)           The fact and date of the execution by any Person of any such instrument or writing may be proved by the affidavit of a witness of such execution or by a certificate of a notary public or other officer authorized by law to take acknowledgments of deeds, certifying that the individual signing such instrument or writing acknowledged to him the execution thereof.  Where such execution is by a signer acting in a capacity other than his individual capacity, such certificate or affidavit shall also constitute sufficient proof of his authority.  The fact and date of the execution of any such instrument or writing, or the authority of the Person executing the same, may also be proved in any other manner which the Trustee deems sufficient.

(d)           The ownership of Bearer Securities may be proved by the production of such Bearer Securities or by a certificate executed by any trust company, bank, banker or other depositary, wherever situated, if such certificate shall be deemed by the Trustee to be satisfactory, showing that at the date therein mentioned such Person had on deposit with such depositary, or exhibited to it, the Bearer Securities therein described; or such facts may be proved by the certificate or affidavit of the Person holding such Bearer Securities, if such certificate or affidavit is deemed by the Trustee to be satisfactory.

The Trustee and the Company may assume that such ownership of any Bearer Security continues until (i) another such certificate or affidavit bearing a later date issued in respect of the same Bearer Security is produced, (ii) such Bearer Security is produced to the Trustee by some other Person, (iii) such Bearer Security is surrendered in exchange for a Registered Security or (iv) such Bearer Security is no longer outstanding.  The ownership of Bearer Securities may also be proved in any other manner which the Trustee deems sufficient.

(e)           The ownership of Registered Securities shall be proved by the Register.

(f)            Any request, demand, authorization, direction, notice, consent, waiver or other Act of the Holder of any Security shall bind every future Holder of the same Security and the Holder of every Security issued upon the registration of transfer thereof or in exchange therefor or in lieu thereof in respect of anything done, omitted or suffered to be done by the Trustee or the Company in reliance thereon, whether or not notation of such action is made upon such Security.

(g)           If the Company shall solicit from the Holders of any series any request, demand, authorization, direction, notice, consent, waiver or other Act, the Company may, at its option, fix in advance a record date for the determination of Holders of such series entitled to give such request, demand, authorization, direction, notice, consent, waiver or other Act, but the Company shall have no obligation to do so.  If such a record date is fixed, such request, demand, authorization, direction, notice, consent, waiver or other Act may be given before or after such record date, but only the Holders of such series of record at the close of business on such record date shall be deemed to be Holders for the purposes of determining whether Holders of the requisite proportion of Outstanding Securities of such series have authorized or agreed or consented to such request, demand, authorization, direction, notice, consent, waiver or other Act, and for that purpose the Outstanding Securities of such series shall be computed as of such record date; provided that no such authorization, agreement or consent by the Holders on such record date shall be deemed effective unless taken on or prior to the applicable Expiration Date (as defined below) by Holders of the requisite amount of Outstanding Securities of such series on such record date.  Nothing in this paragraph shall be construed to prevent the Company from setting a new record date for any action for which a record date has previously been set pursuant to this paragraph (whereupon the record date previously set shall automatically and with no action by any Person be cancelled and of no effect), and nothing in this paragraph shall be construed to render ineffective any action taken by Holders of the requisite amount of Outstanding Securities on the date such action is taken.  Promptly after any record date is set pursuant to this paragraph, the Company, at its own expense, shall cause notice of such record date, the proposed action by Holders and the applicable Expiration Date to be given to the Trustee in writing and to each Holder of Notes in the manner set forth in Section 1.6.

“Expiration Date” means, with respect to any record date set pursuant to this Section 1.4, the date designated by the Company; provided, that the Company may, from time to time, change the Expiration Date to any earlier or later day, but no such change shall be effective unless notice of the proposed new Expiration Date is given to the Trustee, and to each Holder of Securities of the applicable series in the manner set forth in Section 1.6 on or prior to the existing Expiration Date.  If an Expiration Date is not designated with respect to any record date pursuant to this Section, the Company shall be deemed to have initially designated the 180th day after such record date as the Expiration Date with respect thereto, subject to its right to change the Expiration Date as provided in this paragraph.  Notwithstanding the foregoing, no Expiration Date shall be later than the 180th day after the applicable record date.

(h)           Without limiting the foregoing, a Holder entitled hereunder to take any action hereunder with regard to any particular Security may do so with regard to all or any part of the principal amount of such Security or by one or more duly appointed agents, each of which may do so pursuant to such appointment with regard to all or any part of such principal amount.

(i)            The Company and the Trustee may make reasonable rules for action by or at a meeting of Holders.

Section 1.5.                                     Notices, etc., to Trustee and Company.  Any request, demand, authorization, direction, notice, consent, waiver or Act of Holders or other document provided or permitted by this Indenture to be made upon, given or furnished to, or filed with,

(1)           the Trustee by any Holder or by the Company shall be sufficient for every purpose hereunder if made, given, furnished or filed in writing to or with the Trustee at its Corporate Trust Office, Attention:  Capital Markets Fiduciary Services, or

(2)           the Company by the Trustee or by any Holder shall be sufficient for every purpose hereunder (unless otherwise herein expressly provided) if in writing and mailed, first-class postage prepaid, to the Company addressed to it at Westpac Banking Corporation, 60 Martin Place, Sydney, New South Wales 2000, Australia or at any other address previously furnished in writing to the Trustee by the Company.

Section 1.6.                                     Notice to Holders; Waiver.  Where this Indenture provides for notice to Holders of any event, (i) if any of the Securities affected by such event are Registered Securities, such notice to the Holders thereof shall be sufficiently given (unless otherwise herein or in the terms of such Securities expressly provided) if in writing and mailed, first-class postage prepaid, to each such Holder affected by such event, at his address as it appears in the Register, within the time prescribed for the giving of such notice and, (ii) if any of the Securities affected by such event are Bearer Securities, notice to the Holders thereof shall be sufficiently given (unless otherwise herein or in the terms of such Bearer Securities expressly provided) if published once in an Authorized Newspaper in New York, New York, and in such other city or cities, if any, as may be specified as contemplated by Section 3.1.

In any case where notice to Holders is given by mail, neither the failure to mail such notice, nor any defect in any notice so mailed, to any particular Holder shall affect the sufficiency of such notice with respect to other Holders of Registered Securities or the sufficiency of any notice to Holders of Bearer Securities given as provided herein.  In any case where notice is given to Holders by publication, neither the failure to publish such notice, nor any defect in any notice so published, shall affect the sufficiency of such notice with respect to other Holders of Bearer Securities or the sufficiency of any notice to Holders of Registered Securities given as provided herein.  Any notice mailed to a Holder in the manner herein prescribed shall be conclusively deemed to have been received by such Holder, whether or not such Holder actually receives such notice.

If by reason of the suspension of regular mail service or by reason of any other cause it shall be impracticable to give such notice as provided above, then such notification as shall be made with the approval of the Trustee (such approval not to be unreasonably withheld) shall constitute a sufficient notification for every purpose hereunder.  If it is impossible or, in the opinion of the Trustee, impracticable to give any notice by publication in the manner herein required, then such publication in lieu thereof as shall be made with the approval of the Trustee shall constitute a sufficient publication of such notice.

In case by reason of the suspension of publication of any Authorized Newspaper or Authorized Newspapers or by reason of any other cause it shall be impracticable to publish any notice to Holders of Bearer Securities as provided above, then such notification to Holders of Bearer Securities as shall be given with the approval of the Trustee shall constitute sufficient notice to such Holders for every purpose hereunder.  Neither failure to give notice by publication to Holders of Bearer Securities as provided above, nor any defect in any notice so published, shall affect the sufficiency of any notice mailed to Holders of Registered Securities as provided above.

Any request, demand, authorization, direction, notice, consent or waiver required or permitted under this Indenture shall be in the English language, except that any published notice may be in an official language of the country of publication.

In any case where the Company mails a notice to Holders, a copy must be sent to the Trustee and in any case where the Trustee mails a notice to Holders, copies must be sent to the Company.

Where this Indenture provides for notice in any manner, such notice may be waived in writing by the Person entitled to receive such notice, either before or after the event, and such waiver shall be equivalent of such notice.  Waivers of notice by Holders shall be filed with the Trustee, but such filing shall not be a condition precedent to the validity of any action taken in reliance upon such waiver.

Section 1.7.            Headings and Table of Contents.  The Article and Section headings herein and the Table of Contents are for convenience only and shall not affect the construction hereof.

Section 1.8.            Successors and Assigns.  All covenants and agreements in this Indenture by the Company shall bind its successors and assigns, whether so expressed or not.

Any act or proceeding that is required or permitted by any provision of this Indenture and that is authorized or required to be done or performed by any board, committee or officer of the Company shall and may be done and performed with like force and effect by the like board, committee or officer of any Person that shall at the time be the successor or assign of the Company.

Section 1.9.            Separability.  In case any provision of this Indenture or the Securities shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

Section 1.10.          Benefits of Indenture.  Nothing in this Indenture or in the Securities, expressed or implied, shall give to any Person, other than the parties hereto and their successors hereunder, the holders of Senior Indebtedness, any Agent and the Holders, any benefit or any legal or equitable right, remedy or claim under this Indenture.

Section 1.11.          Governing Law.  UNLESS OTHERWISE PROVIDED WITH RESPECT TO ANY SECURITIES OF ANY SERIES PURSUANT TO SECTION 3.1, THIS INDENTURE, THE SECURITIES AND ANY COUPONS APPERTAINING THERETO SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, INCLUDING ALL MATTERS OF CONSTRUCTION, VALIDITY AND PERFORMANCE; EXCEPT FOR SECTIONS 12.1, 12.2 AND 12.8 WHICH SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW SOUTH WALES, COMMONWEALTH OF AUSTRALIA.  This Indenture is subject to the Trust Indenture Act and if any provision hereof limits, qualifies or conflicts with a provision of the Trust Indenture Act that is required by the Trust Indenture Act to be a part of and govern this Indenture, the latter provision shall control. If any provision of this Indenture modifies or excludes any provision of the Trust Indenture Act that may be so modified or excluded, the latter provision shall be deemed to apply to this Indenture as so modified, or to be excluded, as the case may be, whether or not such provision of this Indenture refers expressly to such provision of the Trust Indenture Act.

Section 1.12.          Legal Holidays.  Unless otherwise provided with respect to any Security or Securities pursuant to Section 3.1, in any case where any Interest Payment Date, Redemption Date, sinking fund payment date, Stated Maturity or Maturity or other payment date of any Security shall not be a Business Day at any Place of Payment, then, notwithstanding any other provision of this Indenture or any Security or coupon, payment of principal, premium, if any or interest or other payments need not be made at such Place of Payment on such date, but may be made on the next succeeding Business Day at such Place of Payment with the same force and effect as if made on such date; provided that no interest shall accrue on the amount so payable for the period from and after such Interest Payment Date, Redemption Date, sinking fund payment date, Stated Maturity or Maturity or other payment date, as the case may be.

In any case where any notice to Holders is required to be given by a certain date and such date shall not be a Business Day, then (notwithstanding any other provision of this Indenture or the Securities) such notice need not be made on such date, but may be made on the next succeeding day that is a Business Day with the same force and effect as if made on the date such notice was originally required to be made.

Section 1.13.          No Recourse Against Others.  No past, present or future director, officer, employee, agent, member, manager, trustee or stockholder, as such, of the Company or any successor Person shall have any liability for any obligations of the Company or any successor Person, either directly or through the Company or any successor Person, under the Securities or this Indenture or for any claim based on, in respect of or by reason of such obligations or their creation, whether by virtue of any rule of law, statute or constitutional provision or by the enforcement of any assessment or by any legal or equitable proceeding or otherwise.  By accepting a Security, each Holder agrees to the provisions of this Section 1.13 and waives and releases all such liability.  Such waiver and release shall be part of the consideration for the issue of the Securities.

Section 1.14.          Submission to Jurisdiction: Appointment of Agent for Service of Process.  The Company hereby appoints the Counsel, Legal Services at the office of the Company located in The City of New York at the address set forth in the first paragraph of this Indenture as its authorized agent (the “Authorized Agent”) upon which process may be served in any legal action or proceeding against it with respect to its obligations under this Indenture or the Securities of any series (including, without limitation, any action based on or arising out of the United States federal securities law), instituted in any federal or state court in the Borough of Manhattan, The City of New York, by the Trustee or the Holder of any Security, and the Company hereby expressly accepts the jurisdiction of any such court in respect of any such action.  The Company hereby irrevocably waives, to the fullest extent permitted by law, the defense of an inconvenient forum to the maintenance of such suit, action or proceeding and any objection to such suit, action or proceeding whether on the grounds of venue, residence or domicile.  A final judgment (that is a judgment obtained after exhaustion of all appeals and expiration of all time to appeal) in any such suit, action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law.  The Counsel, Legal Services of the Company hereby accepts such appointment, which shall be irrevocable unless and until the appointment of a successor authorized agent for service of process, and such successor’s acceptance of such appointment, shall have occurred, and the Company and such Authorized Agents will take any and all actions, including the filing of any and all documents and instruments, that may be necessary to continue such appointment or appointments in full force and effect as aforesaid.  Service of process upon an Authorized Agent will be deemed, in every respect, effective service of process upon the Company.  Notwithstanding the foregoing, any action against the Company arising out of or based on any Security or this Indenture may also be instituted by the Holder of such Security in any court in the Commonwealth of Australia, and the

Company hereby expressly accepts the jurisdiction of any such court in respect of any such action.

Section 1.15.          Restatement of Original Indenture.  This Indenture amends and restates the Original Indenture in its entirety and shall become effective as of the date hereof.

ARTICLE II

SECURITY FORMS

Section 2.1.            Forms Generally.  The Securities of each series and the coupons, if any, to be attached thereto shall be in substantially such form as shall be established by or pursuant to a Board Resolution or in one or more indentures supplemental hereto, in each case with such appropriate insertions, omissions, substitutions and other variations as are required or permitted by this Indenture, and may have such letters, numbers or other marks of identification and such legends or endorsements placed thereon as may be required to comply with any applicable law, rule or regulation or with the rules or usage of any securities exchange or Depositary therefor or as may, consistently herewith, be determined by the officers executing such Securities and coupons, if any, as evidenced by their execution of the Securities and coupons, if any.  If temporary Securities of any series are issued as permitted by Section 3.4, the form thereof also shall be established as provided in the preceding sentence.  If the forms of Securities and coupons, if any, of any series are established by, or by action taken pursuant to, a Board Resolution, a copy of the Board Resolution together with an appropriate record of any such action taken pursuant thereto, including a copy of the approved form of Securities or coupons, if any, shall be certified by the Secretary or an Assistant Secretary of the Company and delivered to the Trustee at or prior to the delivery of the Company Order contemplated by Section 3.3 for the authentication and delivery of such Securities.

Unless otherwise specified as contemplated by Section 3.1, Bearer Securities shall have interest coupons attached.

The definitive Securities and coupons, if any, shall be typeset, printed, lithographed or engraved on steel engraved borders or may be produced in any other manner or medium, all as determined by the officers executing such Securities and coupons, if any, as evidenced by their execution of such Securities and coupons, if any.

Section 2.2.            Form of Trustee’s Certificate of Authentication.  Subject to Section 6.13, the Trustee’s certificate of authentication shall be in substantially the following form:

This is one of the Securities of the series designated herein and issued under the within-mentioned Indenture.

JPMorgan Chase Bank, as Trustee

Dated:	By:
Authorized Signature

Section 2.3.            Securities in Global Form.  If Securities of or within a series are issuable in whole or in part in global form, any such Security may provide that it shall represent the aggregate or specified amount of Outstanding Securities from time to time endorsed thereon and may also provide that the aggregate amount of Outstanding Securities represented thereby may from time to time be reduced or increased to reflect exchanges.  Any endorsement of a Security in global form to reflect the amount, or any increase or decrease in the amount, or changes in the rights of Holders, of Outstanding Securities represented thereby, shall be made in such manner and by such Person or Persons as shall be specified therein or in the Company Order to be delivered to the Trustee pursuant to Section 3.3 or 3.4.  Subject to the provisions of Section 3.3 and, if applicable, Section 3.4, the Trustee shall deliver and redeliver any security in permanent global form in the manner and upon instructions given by the Person or Persons specified therein or in the applicable Company Order.  Any instructions by the Company with respect to endorsement or delivery or redelivery of a Security in global form shall be in writing but need not comply with Section 1.2 hereof and need not be accompanied by an Opinion of Counsel.

The provisions of the last paragraph of Section 3.3 shall apply to any Security in global form if such Security was never issued and sold by the Company and the Company delivers to the Trustee the Security in global form together with written instructions (which need not comply with Section 1.2 and need not be accompanied by an Opinion of Counsel) with regard to the reduction in the principal amount of Securities represented thereby, together with the written statement contemplated by the last sentence of Section 3.3.

Notwithstanding the provisions of Section 2.1 and 3.7, unless otherwise specified as contemplated by Section 3.1, payment of principal of, premium, if any, and interest on any Security in permanent global form shall be made to the registered Holder thereof.

Section 2.4.            Form of Legend for Securities in Global Form.  Unless otherwise provided with respect to any Securities of any series pursuant to Section 3.1 or required by the Depositary, any Security of such series in global form authenticated and delivered hereunder shall bear a legend in substantially the following form:

THIS SECURITY IS IN GLOBAL FORM WITHIN THE MEANING OF THE INDENTURE HEREINAFTER REFERRED TO AND IS REGISTERED IN THE NAME OF A DEPOSITARY OR A NOMINEE OF A DEPOSITARY.  UNLESS AND UNTIL IT IS EXCHANGED IN WHOLE OR IN PART FOR SECURITIES IN CERTIFICATED FORM, THIS SECURITY MAY NOT BE TRANSFERRED EXCEPT AS A WHOLE BY THE DEPOSITARY TO A NOMINEE OF THE DEPOSITARY OR BY A NOMINEE OF THE DEPOSITARY TO THE DEPOSITARY OR ANOTHER NOMINEE OF THE DEPOSITARY OR BY THE DEPOSITARY OR ANY SUCH NOMINEE TO A SUCCESSOR DEPOSITARY OR A NOMINEE OF SUCH SUCCESSOR DEPOSITARY.  EVERY SECURITY AUTHENTICATED AND DELIVERED UPON REGISTRATION OF, OR IN EXCHANGE FOR, OR IN LIEU OF, THIS SECURITY WILL BE IN GLOBAL FORM, SUBJECT TO THE FOREGOING.

ARTICLE III

THE SECURITIES

Section 3.1.            Amount Unlimited; Issuable in Series.  (a)  The aggregate principal amount of Securities which may be authenticated and delivered under this Indenture is unlimited.  The Securities may be issued from time to time in one or more series.

(b)                                 The following matters shall be established with respect to each series of Securities issued hereunder:  (i) by a Board Resolution, (ii) by action taken pursuant to a Board Resolution and (subject to Section 3.3) set forth, or determined in the manner provided, in an Officers’ Certificate or (iii) in one or more indentures supplemental hereto:

(1)           the title of the Securities of the series (which title shall distinguish the Securities of the series from all other series of Securities);

(2)           any limit upon the aggregate principal amount of the Securities of the series which may be authenticated and delivered under this Indenture (which limit shall not pertain to Securities authenticated and delivered upon registration of transfer of, or in exchange for, or in lieu of, other Securities of the series pursuant to Section 3.4, 3.5, 3.6, 8.6, or 10.7);

(3)           the date or dates on which the principal of and premium, if any, on the Securities of the series is payable or the method of determination and/or extension of such date or dates; and the amount or amounts of such principal and premium, if any, payments or the method of determination thereof;

(4)           the rate or rates at which the Securities of the series shall bear interest, if any, or the method of calculating and/or resetting such rate or rates of interest, the date or dates from which such interest shall accrue or the method by which such date or dates shall be determined, the Interest Payment Dates on which any such interest shall be payable and, with respect to Registered Securities, the Regular Record Date, if any, for the interest payable on any Registered Security on any Interest Payment Date;

(5)           the place or places where the principal of, premium, if any, and interest, if any, on Securities of the series shall be payable;

(6)           the period or periods within which, the price or prices at which, the currency or currencies (including currency units) in which, and the other terms and conditions upon which, Securities of the series may be redeemed, in whole or in part, at the option of the Company and, if other than as provided in Section 10.3, the manner in which the particular Securities of such series (if less than all Securities of such series are to be redeemed) are to be selected for redemption;

(7)           the right, if any, to extend the interest payment periods and any conditions to the payment or resumption of payment of interest before, during or after any such extension;

(8)           the obligation, if any, of the Company to redeem or purchase Securities of the series pursuant to any sinking fund or analogous provisions or upon the happening of a specified event or at the option of a Holder thereof and the period or periods within which, the price or prices at which, and the other terms and conditions upon which, Securities of the series shall be redeemed or purchased, in whole or in part, pursuant to such obligation;

(9)           if other than denominations of $1,000 and any integral multiple thereof (if Registered Securities), and if other than the denomination of $5,000 and any integral multiple thereof (if Bearer Securities), the denominations in which Securities of the series shall be issuable;

(10)         if other than Dollars, the currency or currencies (including currency unit or units) in which the principal of, premium, if any, and interest, if any, or other payments, if any, on the Securities of the series shall be payable, or in which the Securities of the series shall be denominated, and the particular provisions applicable thereto in accordance with, in addition to, or in lieu of the provisions of Section 3.11;

(11)         if the payments of principal of, or premium, if any, or interest, if any, or other payments, if any, on the Securities of the series are to be made, at the election of the Company or a Holder, in a currency or currencies (including currency unit or units) other than that in which such Securities are denominated or designated to be payable, the currency or currencies (including currency unit or units) in which such payments are to be made, the terms and conditions of such payments and the manner in which the exchange rate with respect to such payments shall be determined, and the particular provisions applicable thereto in accordance with, in addition to, or in lieu of the provisions of Section 3.11;

(12)         if the amount of payments of principal of, or premium, if any, interest, if any, or other payments, if any, on the Securities of the series shall be determined with reference to an index, formula or other method (which index, formula or method may be based, without limitation, on the price of one or more commodities, derivatives or securities; one or more securities, derivatives or commodities exchange indices or other indices; a currency or currencies (including currency unit or units) other than that in which the Securities of the series are denominated or designated to be payable; or any other variable or the relationship between any variables or combination of variables), the index, formula or other method by which such amounts shall be determined;

(13)         if other than the principal amount thereof, the portion of the principal amount of such Securities of the series or other amount which shall be payable upon declaration of acceleration thereof pursuant to Section 5.2 or the method by which such portion or amount shall be determined;

(14)         if other than as provided in Section 3.7, the Person to whom any interest on any Registered Security of the series shall be payable and the manner in which, or the Person to whom, any interest on any Bearer Securities of the series shall be payable;

(15)         if the principal amount payable at the Maturity of any Securities of the series will not be determinable as of one or more dates prior to Maturity, the amount which shall be deemed to be the principal amount of such Securities as of any such date hereunder or thereunder, or, if other than as provided in the definition of the term “Outstanding”, which shall be deemed to be Outstanding as of any date prior to the Stated Maturity (or, in any such case, the manner in which such amount deemed to be the principal amount shall be determined);

(16)         provisions, if any, granting special rights to the Holders of Securities of the series upon the occurrence of such events as may be specified;

(17)         any deletions from, modifications of or additions to the Events of Default set forth in Section 5.1 or covenants of the Company set forth in Article IX pertaining to the Securities of the series;

(18)         whether Securities of the series shall be issuable as Registered Securities or Bearer Securities (with or without interest coupons), or both, and any restrictions applicable to the offering, sale or delivery of Bearer Securities and, if other than as provided in Section 3.5, the terms upon which Bearer Securities of a series may be exchanged for Registered Securities of the same series and vice versa;

(19)         the date as of which any Bearer Securities of the series and any temporary global Security representing Outstanding Securities of the series shall be dated if other than the date of original issuance of the first Security of the series to be issued;

(20)         the forms of the Securities and coupons, if any, of the series;

(21)         if other than the Trustee, the identity of the Registrar and any Paying Agent;

(22)         any terms which may be related to warrants issued by the Company in connection with, or for the purchase of, Securities of such series, including whether and under what circumstances the Securities of any series may be used toward the exercise price of any such warrants;

(23)         the designation of the initial Exchange Rate Agent, if any;

(24)         if the Securities of the series shall be issued in whole or in part in global form, (i) the Depositary for such global Securities, (ii) the form of any legend in addition to or in lieu of that in Section 2.4 which shall be borne by such global Securities, (iii) whether beneficial owners of interests in any Securities of the series in global form may exchange such interests for certificated Securities of such series and of like tenor of any authorized form and denomination, and (iv) if other than as provided in Section 3.5, the circumstances under which any such exchange may occur;

(25)         if the Securities of the series will be governed by, and the extent to which such Securities will be governed by, any law other than the laws of the state of New York and, with respect to Sections 12.1, 12.2 and 12.8, the laws of New South Wales, Commonwealth of Australia; and

(26)         any other terms of the series, including any terms which may be required by or advisable under the laws or regulations of the United States or advisable (as determined by the Company) in connection with the marketing of Securities of the series.

(c)           The terms applicable to the Securities of any one series and coupons, if any, appertaining to any Bearer Securities of such series need not be identical but may vary as may be provided (i) by a Board Resolution, (ii) by action taken pursuant to a Board Resolution and (subject to Section 3.3) set forth, or determined in the manner provided, in the related Officers’ Certificate or (iii) in an indenture supplemental hereto.  All Securities of any one series need not be issued at the same time and, unless otherwise provided, a series may be reopened, without the consent of the Holders, for issuances of additional Securities of such series.

(d)           If any of the terms of the Securities of any series are established by action taken pursuant to a Board Resolution, a copy of such Board Resolution shall be certified by the Secretary or an Assistant Secretary of the Company and delivered to the Trustee at or prior to the delivery of the Officers’ Certificate setting forth, or providing the manner for determining, the terms of the Securities of such series, and an appropriate record of any action taken pursuant thereto in connection with the issuance of any Securities of such series shall be delivered to the Trustee prior to the authentication and delivery thereof.

Section 3.2.            Denominations.  Unless otherwise provided as contemplated by Section 3.1, any Registered Securities of a series shall be issuable in denominations of $1,000 and any integral multiple thereof and any Bearer Securities of a series shall be issuable in the denomination of $5,000 and any integral multiple thereof.

Section 3.3.            Execution, Authentication, Delivery and Dating.  Securities shall be executed on behalf of the Company by an Authorized Officer. The signature of such officer on the Securities may be manual or facsimile.  The coupons, if any, of Bearer Securities shall bear the facsimile signature of an Authorized Officer.

Securities and coupons bearing the manual or facsimile signatures of individuals who were at any time the proper officers of the Company shall bind the Company, notwithstanding that such individuals or any of them have ceased to be officers or to hold such offices prior to the authentication and delivery of such Securities or were not officers or did not hold such offices at the date of such Securities.

At any time and from time to time, the Company may deliver Securities, together with any coupons appertaining thereto, of any series executed by the Company to the Trustee for authentication, together with a Company Order for the authentication and delivery of such Securities, and the Trustee in accordance with the Company Order shall authenticate and deliver such Securities; provided, however, that in the case of Securities offered in a Periodic Offering, the Trustee shall authenticate and deliver such Securities from time to time in accordance with such other procedures (including, without limitation, the receipt by the Trustee of oral or electronic instructions from the Company or its duly authorized agents, promptly confirmed in writing) acceptable to the Trustee as may be specified by or pursuant to a Company Order delivered to the Trustee prior to the time of the first authentication of Securities of such series.

If the form or terms of the Securities of a series have been established by or pursuant to one or more Board Resolutions as permitted by Sections 2.1 and 3.1, in authenticating such Securities and accepting the additional responsibilities under this Indenture in relation to such Securities, the Trustee shall be entitled to receive, and (subject to Section 315(a) through (d) of the Trust Indenture Act) shall be fully protected in relying upon, an Opinion of Counsel substantially to the effect that,

(1)           if the forms of such Securities and any coupons have been established by or pursuant to a Board Resolution as permitted by Section 2.1, such forms have been established in conformity with the provisions of this Indenture;

(2)           if the terms of such Securities and any coupons have been established by or pursuant to a Board Resolution as permitted by Section 3.1, such terms have been, or in the case of Securities of a series offered in a Periodic Offering, will be, established in conformity with the provisions of this Indenture, subject in the case of Securities offered in a Periodic Offering, to any conditions specified in such Opinion of Counsel, and all conditions precedent to the authentication and delivery of the Securities and coupons have been complied with; and

(3)           such Securities together with any coupons appertaining thereto, when authenticated and delivered by the Trustee and issued by the Company in the manner and subject to any conditions specified in such Opinion of Counsel, will constitute legal, valid and binding obligations of the Company, enforceable in accordance with their terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and other similar laws of general applicability relating to or affecting the enforcement of creditors’ rights and to general equity principles and except further as may be limited by or subject to certain exceptions and qualifications specified in such Opinion of Counsel, including in the case of any Securities denominated in a Foreign Currency, (A) requirements that a claim with respect to any Securities denominated other than in Dollars (or a foreign currency or foreign currency unit judgment in respect of such claim) be converted into Dollars at a rate of exchange prevailing on a date determined pursuant to applicable law or (B) governmental authority to limit, delay or prohibit the making of payments in foreign currency or currency units or payments outside the United States.

Notwithstanding that such form or terms have been so established, the Trustee shall have the right to decline to authenticate such Securities if, in the written opinion of counsel to the Trustee (which counsel may be an employee of the Trustee) reasonably acceptable to the Company, the issue of such Securities pursuant to this Indenture will adversely affect the Trustee’s own rights, duties or immunities under this Indenture or otherwise in a manner which is not reasonably acceptable to the Trustee.  Notwithstanding the generality of the foregoing, the Trustee will not be required to authenticate Securities denominated in a Foreign Currency if the Trustee reasonably believes that it would be unable to perform its duties with respect to such Securities.

Notwithstanding the provisions of Section 3.1 and of the two preceding paragraphs, if all of the Securities of any series are not to be issued at one time, it shall not be necessary to deliver the Officers’ Certificate otherwise required pursuant to Section 3.1 or the Company Order and Opinion of Counsel otherwise required pursuant to the two preceding paragraphs in connection with the authentication of each Security of such series if such documents, with appropriate modifications to cover such future issuances, are delivered at or prior to the authentication upon original issuance of the first Security of such series to be issued.

With respect to Securities of a series offered in a Periodic Offering, the Trustee may rely, as to the authorization by the Company of any of such Securities, the form and terms thereof and the legality, validity, binding effect and enforceability thereof, upon the Opinion of Counsel and the other documents delivered pursuant to Sections 2.1 and 3.1 and this Section, as applicable, in connection with the first authentication of Securities of such series.

If the Company shall establish pursuant to Section 3.1 that the Securities of a series are to be issued in whole or in part in global form, then, unless otherwise provided with respect to such Securities pursuant to Section 3.1, the Company shall execute and the Trustee shall, in accordance with this Section and the Company Order with respect to such series, authenticate and deliver one or more Securities in global form that (i) shall represent and shall be denominated in an amount equal to the aggregate principal amount of the Outstanding Securities of such series to be represented by such Security or Securities in global form, (ii) shall be registered, if a Registered Security, in the name of the Depositary for such Security or Securities in global form or the nominee of such Depositary, (iii) shall be delivered by the Trustee to such Depositary or pursuant to such Depositary’s instruction and (iv) shall bear the legend set forth in Section 2.4.

Unless otherwise established pursuant to Section 3.1, each Depositary designated pursuant to Section 3.1 for a Registered Security in global form must, at the time of its designation and at all times while it serves as Depositary, be a clearing agency registered under the Securities Exchange Act of 1934 and any other applicable statute or regulation.

Neither the Company nor the Trustee shall have any responsibility to determine if the Depositary is so registered.

Each Depositary shall enter into an agreement with the Trustee governing the respective duties and rights of such Depositary and the Trustee with regard to Securities issued in global form.

Each Registered Security shall be dated the date of its authentication and each Bearer Security shall be dated as of the date specified as contemplated by Section 3.1.

No Security or coupon appertaining thereto shall be entitled to any benefits under this Indenture or be valid or obligatory for any purpose until authenticated by the manual signature of one of the authorized signatories of the Trustee or an Authenticating Agent and no coupon shall be valid until the Security to which it appertains has been so authenticated.  Such signature upon any Security shall be conclusive evidence, and the only evidence, that such Security has been duly authenticated and delivered under this Indenture and is entitled to the benefits of this Indenture.  Except as permitted by Section 3.6 or 3.7, the Trustee shall not authenticate and deliver any Bearer Security unless all appurtenant coupons for interest then matured have been detached and cancelled.

Notwithstanding the foregoing, if any Security shall have been authenticated and delivered hereunder but never issued and sold by the Company, and the Company shall deliver such Security to the Trustee for cancellation as provided in Section 3.9 together with a written statement (which need not comply with Section 1.2 and need not be accompanied by an Opinion of Counsel) stating that such Security has never been issued and sold by the Company, for all purposes of this Indenture such Security shall be deemed never to have been authenticated and delivered hereunder and shall not be entitled to the benefits of this Indenture.

Section 3.4.                                   Temporary Securities.  Pending the preparation of definitive Securities of any series, the Company may execute and, upon Company Order, the Trustee shall authenticate and deliver temporary Securities of such series which are printed, lithographed, typewritten, mimeographed or otherwise produced, in any authorized denomination, substantially of the tenor and form, with or without coupons, of the definitive Securities in lieu of which they are issued and with such appropriate insertions, omissions, substitutions and other variations as the officers executing such Securities may determine, as conclusively evidenced by their execution of such Securities and coupons, if any.  In the case of Securities of any series, all or a portion of such temporary Securities may be in global form.

Except in the case of temporary Securities in global form, each of which shall be exchanged in accordance with the provisions thereof, if temporary Securities of any series are issued, the Company will cause definitive Securities of such series to be prepared without unreasonable delay.  After preparation of definitive Securities of such series, the temporary Securities of such series shall be exchangeable for definitive Securities of such series upon surrender of the temporary Securities of such series at the office or agency of the Company pursuant to Section 9.2 in a Place of Payment for such series, without charge to the Holder.  Upon surrender for cancellation of any one or more temporary Securities of any series (accompanied by any unmatured coupons appertaining thereto), the Company shall execute and the Trustee shall authenticate and deliver in exchange therefor a like principal amount of definitive Securities of the same series of authorized denominations and of like tenor; provided, however, that no definitive Bearer Security shall be delivered in exchange for a temporary Registered Security; and provided further that no definitive Bearer Security shall be delivered in exchange for a temporary Bearer Security unless the Trustee shall have received from the person entitled to receive the definitive Bearer Security a certificate substantially in the form approved in or pursuant to the Board Resolutions relating thereto and such delivery shall occur only outside the United States.  Until so exchanged, the temporary Securities of any series shall in all respects be entitled to the same benefits under this Indenture as definitive Securities of such series except as otherwise specified as contemplated by Section 3.1.

Section 3.5.                                   Registration, Transfer and Exchange.  The Company shall cause to be kept at the Corporate Trust Office of the Trustee or in any office or agency to be maintained by the Company in accordance with Section 9.2 in a Place of Payment or in such other place or medium as may be specified pursuant to Section 3.1 a register (the “Register”) in which, subject to such reasonable regulations as it may prescribe, the Company shall provide for the registration of Registered Securities and the registration of transfers of Registered Securities.  The Register shall be in written form or any other form capable of being converted into written form within a reasonable time.  Unless otherwise provided as contemplated by Section 3.1, the Trustee is hereby appointed “Registrar” for the purpose of registering Registered Securities and transfers of Registered Securities as herein provided.  The Company may have one or more co-Registrars.

Upon surrender for registration of transfer of any Registered Security of any series at the office or agency maintained pursuant to Section 9.2 in a Place of Payment for that series, the Company shall execute, and the Trustee shall authenticate and deliver, in the name of the designated transferee or transferees, one or more new Registered Securities of the same series, of any authorized denominations and of a like aggregate principal amount.

Unless otherwise provided as contemplated by Section 3.1, Bearer Securities (except for any temporary global Bearer Securities) or any coupons appertaining thereto (except for coupons attached to any temporary global Bearer Security) shall be transferable by delivery.

Unless otherwise provided as contemplated by Section 3.1, at the option of the Holder, Registered Securities of any series (except a Registered Security in global form) may be exchanged for other Registered Securities of the same series, of any authorized denominations and of a like aggregate principal amount containing identical terms and provisions, upon surrender of the Registered Securities to be exchanged at such office or agency.  Whenever any Registered Securities are so surrendered for exchange, the Company shall execute, and the Trustee shall authenticate and deliver, the Registered Securities which the Holder making the exchange is entitled to receive.  Unless otherwise specified as contemplated by Section 3.1, Bearer Securities may not be issued in exchange for Registered Securities.

Unless otherwise specified as contemplated by Section 3.1, at the option of the Holder, Bearer Securities of such series may be exchanged for Registered Securities (if the Securities of such series are issuable in registered form) or Bearer Securities (if Bearer Securities of such series are issuable in more than one denomination and such exchanges are permitted by such series) of the same series, of any authorized denominations and of like tenor and aggregate principal amount, upon surrender of the Bearer Securities to be exchanged at any such office or agency, with all unmatured coupons and all matured coupons in default thereto appertaining.  If the Holder of a Bearer Security is unable to produce any such unmatured coupon or coupons or matured coupon or coupons in default, such exchange may be effected if the Bearer Securities are accompanied by payment in funds acceptable to the Company and the Trustee in an amount equal to the face amount of such missing coupon or coupons, or the surrender of such missing coupon or coupons may be waived by the Company and the Trustee if there be furnished to them such security or indemnity as they may require to save each of them and any Paying Agent harmless.  If thereafter the Holder of such Security shall surrender to any Paying Agent any such missing coupon in respect of which such a payment shall have been made, such Holder shall be entitled to receive the amount of such payment; provided, however, that, except as otherwise provided in Section 9.2, interest represented by coupons shall be payable only upon presentation and surrender of those coupons at an office or agency located outside the United States.  Notwithstanding the foregoing, in case any Bearer Security of any series is surrendered at any such office or agency in exchange for a Registered Security of the same series after the close of business at such office or agency on (i) any Regular Record Date and before the opening of business at such office or agency on the relevant Interest Payment Date or (ii) any Special Record Date and before the opening of business at such office or agency on the related date for payment of Defaulted Interest, such Bearer Security shall be surrendered without the coupon relating to such Interest Payment Date or proposed date of payment, as the case may be (or, if such coupon is so surrendered with such Bearer Security, such coupon shall be returned to the person so surrendering the Bearer Security), and interest or Defaulted Interest, as the case may be, will not be payable on such Interest Payment Date or proposed date for payment, as the case may be, in respect of the Registered Security issued in exchange for such Bearer Security, but will be payable only to the Holder of such coupon, when due in accordance with the provisions of this Indenture.

Unless otherwise specified pursuant to Section 3.1 with respect to a series of Securities or as otherwise provided below in this Section 3.5, owners of beneficial interests in Securities of such series represented by a Security issued in global form will not be entitled to have Securities of such series registered in their names, will not receive or be entitled to receive physical delivery of Securities of such series in certificated form and will not be considered the Holders or owners thereof for any purposes hereunder.  Notwithstanding any other provision of this Section, unless and until it is exchanged in whole or in part for Securities in certificated form in the circumstances described below, a Security in global form representing all or a portion of the Securities of a series may not be transferred or exchanged except as a whole by the Depositary for such series to a nominee of such Depositary or by a nominee of such Depositary to such Depositary or another nominee of such Depositary or by such Depositary or any such nominee to a successor Depositary for such series or a nominee of such successor Depositary.

If at any time the Depositary for the Securities of a series notifies the Company that it is unwilling or unable to continue as Depositary for the Securities of such series or if at any time the Depositary for the Securities of such series notifies the Company that it shall no longer be eligible under Section 3.3, the Company shall appoint a successor Depositary with respect to the Securities of such series.  Unless otherwise provided as contemplated by Section 3.1, if a successor Depositary for the Securities of such series is not appointed by the Company within 90 days after the Company receives such notice or becomes aware of such ineligibility, the Company’s election pursuant to Section 3.1(b) (25) shall no longer be effective with respect to the Securities of such series and the Company shall execute, and the Trustee, upon receipt of a Company Order for the authentication and delivery of certificated Securities of such series of like tenor, shall authenticate and deliver, Securities of such series of like tenor in certificated form, in authorized denominations and in an aggregate principal amount equal to the principal amount of the Security or Securities of such series of like tenor in global form in exchange for such Security or Securities in global form.

The Company may at any time in its sole discretion determine that Securities of a series issued in global form shall no longer be represented by such a Security or Securities in global form.  In such event the Company shall execute, and the Trustee, upon receipt of a Company Order for the authentication and delivery of certificated Securities of such series of like tenor, shall authenticate and deliver, Securities of such series of like tenor in certificated form, in authorized denominations and in an aggregate principal amount equal to the principal amount of the Security or Securities of such series of like tenor in global form in exchange for such Security or Securities in global form.

If specified by the Company pursuant to Section 3.1 with respect to a series of Securities, the Depositary for such series may surrender a Security in global form of such series in exchange in whole or in part for Securities of such series in certificated form on such terms as are acceptable to the Company and such Depositary.  Thereupon, the Company shall execute, and the Trustee shall authenticate and deliver, without service charge,

(1)                                  to each Person specified by such Depositary a new certificated Security or Securities of the same series of like tenor, of any authorized denomination as requested by such Person in aggregate principal amount equal to and in exchange for such Person’s beneficial interest in the Security in global form; and

(2)                                  to such Depositary a new Security in global form of like tenor in a denomination equal to the difference, if any, between the principal amount of the surrendered Security in global form and the aggregate principal amount of certificated Securities delivered to Holders thereof.

Upon the exchange of a Security in global form for Securities in certificated form, such Security in global form shall be cancelled by the Trustee.  Unless expressly provided with respect to the Securities of any series that such Security may be exchanged for Bearer Securities, Securities in certificated form issued in exchange for a Security in global form pursuant to this Section shall be registered in such names and in such authorized denominations as the Depositary for such Security in global form shall instruct the Trustee.  The Trustee shall deliver such Securities to the Persons in whose names such Securities are so registered.

Whenever any Securities are surrendered for exchange, the Company shall execute, and the Trustee shall authenticate and deliver, the Securities which the Holder making the exchange is entitled to receive.

All Securities issued upon any registration of transfer or upon any exchange of Securities shall be the valid obligations of the Company, evidencing the same debt, and entitled to the same benefits under this Indenture, as the Securities surrendered upon such registration of transfer or exchange.

Every Registered Security presented or surrendered for registration of transfer or for exchange shall (if so required by the Company, the Registrar or the Trustee) be duly endorsed, or be accompanied by a written instrument of transfer in form satisfactory to the Company, the Registrar and the Trustee duly executed by the Holder thereof or his attorney duly authorized in writing.

Unless otherwise provided as contemplated by Section 3.1, no service charge shall be made for any registration of transfer or for any exchange of Securities, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any registration or transfer or exchange of Securities, other than exchanges pursuant to Section 3.4 or 10.7 not involving any transfer.

Unless otherwise provided as contemplated by Section 3.1, the Company shall not be required (i) to issue, register the transfer of, or exchange any Securities for a period beginning at the opening of business l5 days before any selection for redemption of Securities of like tenor and of the series of which such Security is a part and ending at the close of business on the earliest date on which the relevant notice of redemption is deemed to have been given to all Holders of Securities of like tenor and of such series to be redeemed, (ii) to register the transfer of or exchange any Registered Security so selected for redemption, in whole or in part, except the unredeemed portion of any Security being redeemed in part or (iii) to exchange any Bearer Security so selected for redemption, except that such a Bearer Security may be exchanged for a Registered Security of that series and like tenor; provided that such Registered Security shall be simultaneously surrendered for redemption.

The foregoing provisions of this Section 3.5 relating to registration, transfer and exchange may be modified, supplemented or superseded with respect to any series of Securities by a Board Resolution or in one or more indentures supplemental hereto.

Section 3.6.                                   Replacement Securities.  If a mutilated Security or a Security with a mutilated coupon appertaining to it is surrendered to the Trustee, together with, in proper cases, such security or indemnity as may be required by the Company or the Trustee to save each of them harmless, the Company shall execute and the Trustee shall authenticate and deliver a replacement Registered Security, if such surrendered Security was a Registered Security, or a replacement Bearer Security with coupons corresponding to the coupons appertaining to the surrendered Security, if such surrendered Security was a Bearer Security, of the same series and date of maturity, if the Trustee’s requirements are met.

If there shall be delivered to the Company and the Trustee (i) evidence to their satisfaction of the destruction, loss or theft of any Security or Security with a destroyed, lost or stolen coupon and (ii) such security or indemnity as may be required by them to save each of them and any agent of either of them harmless, then, in the absence of notice to the Company or the Trustee that such Security or coupon has been acquired by a bona fide purchaser, the Company shall execute and the Trustee shall authenticate and deliver in lieu of any such destroyed, lost or stolen Security or in exchange for the Security to which a destroyed, lost or stolen coupon appertains (with all appurtenant coupons not destroyed, lost or stolen), a replacement Registered Security, if such Holder’s claim appertains to a Registered Security, or a replacement Bearer Security with coupons corresponding to the coupons appertaining to the destroyed, lost or stolen Bearer Security or the Bearer Security to which such lost, destroyed or stolen coupon appertains, if such Holder’s claim appertains to a Bearer Security, of the same series and principal amount, containing identical terms and provisions and bearing a number not contemporaneously outstanding with coupons corresponding to the coupons, if any, appertaining to the destroyed, lost or stolen Security.

In case any such mutilated, destroyed, lost or stolen Security or coupon has become or is about to become due and payable, the Company in its discretion may, instead of issuing a new Security or coupon, pay such Security or coupon; provided, however, that payment of principal of and any premium or interest on Bearer Securities shall, except as otherwise provided in Section 9.2, be payable only at an office or agency located outside the United States and, unless otherwise specified as contemplated by Section 3.1, any interest on Bearer Securities shall be payable only upon presentation and surrender of the coupons appertaining thereto.

Upon the issuance of any new Security under this Section, the Company may require the payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in relation thereto and any other expenses (including the fees and expenses of the Trustee, its agents and counsel) connected therewith.

Every new Security of any series with its coupons, if any, issued pursuant to this Section in lieu of any destroyed, lost or stolen Security, or in exchange for a Security to which a destroyed, lost or stolen coupon appertains, shall constitute an original additional contractual obligation of the Company, whether or not the destroyed, lost or stolen Security and its coupon, if any, or the destroyed, lost or stolen coupon, shall be at any time enforceable by anyone, and shall be entitled to all the benefits of this Indenture equally and proportionately with any and all other Securities of that series and their coupons, if any, duly issued hereunder.

The provisions of this Section are exclusive and shall preclude (to the extent lawful) all other rights and remedies with respect to the replacement or payment of mutilated, destroyed, lost or stolen Securities or coupons.

Section 3.7.                                   Payment of Interest; Interest Rights Preserved.  (a)  Unless otherwise provided as contemplated by Section 3.1, interest, if any, on any Registered Security which is payable, and is punctually paid or duly provided for, on any Interest Payment Date shall be paid to the Person in whose name that Security (or one or more Predecessor Securities) is registered at the close of business on the Regular Record Date for such interest at the office or agency maintained for such purpose pursuant to Section 9.2; provided, however, that at the option of the Company, interest on any series of Registered Securities that bear interest may be paid (i) by check mailed to the address of the Person entitled thereto as it shall appear on the Register of Holders of Securities of such series or (ii) to a Holder of $1,000,000 or more in aggregate principal amount of Securities by wire transfer to an account maintained by the Person entitled thereto as specified in the Register of Holders of Securities of such series.

Unless otherwise provided as contemplated by Section 3.1, (A) (i) interest, if any, on Bearer Securities shall be paid only against presentation and surrender of the coupons for such interest installments as are evidenced thereby as they mature and (ii) principal, original issue discount, if any, and premium, if any, on Bearer Securities shall be paid only against presentation and surrender of such Securities; in either case at the office of a Paying Agent located outside the United States, unless the Company shall have otherwise instructed the Trustee in writing provided that any such instruction for payment in the United States does not cause any Bearer Security to be treated as a “registration-required obligation” under United States laws and regulations, (B) the interest, if any, on any temporary Bearer Security shall be paid, as to any installment of interest evidenced by a coupon attached thereto only upon presentation and surrender of such coupon as provided in clause (A) above and, as to other installments of interest, only upon presentation of such Security for notation thereon of the payment of such interest and (C) if at the time a payment of principal of premium, if any, or interest, if any, on a Bearer Security or coupon shall become due, the payment of the full amount so payable at the office or offices of all the Paying Agents outside the United States is illegal or effectively precluded because of the imposition of exchange controls or other similar restrictions on the payment of such amount in Dollars, then the Company may instruct the Trustee to make such payment at a Paying Agent located in the United States, provided that provision for such payment in the United States would not cause such Bearer Security to be treated as a “registration-required obligation” under United States laws and regulations.

(b)                                 Unless otherwise provided as contemplated by Section 3.1, any interest on any Registered Security of any series which is payable, but is not punctually paid or duly provided for, on any interest payment date (herein called “Defaulted Interest”) shall forthwith cease to be payable to the Holder on the relevant Regular Record Date by virtue of having been such Holder, and such Defaulted Interest may be paid by the Company, at its election in each case, as provided in clause (1) or (2) below:

(1)                                  The Company may elect to make payment of any Defaulted Interest to the Persons in whose names such Registered Securities of such series (or their respective Predecessor Securities) are registered at the close of business on a Special Record Date for the payment of such Defaulted Interest, which shall be fixed in the following manner.  The Company shall deposit with the Trustee an amount of money equal to the aggregate amount proposed to be paid in respect of such Defaulted Interest or shall make arrangements satisfactory to the trustee for such deposit prior to the date of the proposed payment, such money when deposited to be held in trust for the benefit of the Persons entitled to such Defaulted Interest as in this clause (1) provided.  Thereupon the Trustee shall fix a Special Record Date for the payment of such Defaulted Interest which shall be not more than 15 days and not less than 10 days prior to the date of the proposed payment and not less than 10 days after the receipt by the Trustee of the notice of the proposed payment.  The Trustee shall promptly notify the Company of such Special Record Date and, in the name and at the expense of the Company, shall cause notice of the proposed payment of such Defaulted Interest and the Special Record Date therefor to be mailed, first-class postage prepaid, to each Holder of such Registered Securities of such series at his address as it appears in the Register, not less than 10 days prior to such Special Record Date.  Notice of the proposed payment of such Defaulted Interest and the Special Record Date therefor having been so mailed, such Defaulted Interest shall be paid to the Persons in whose names such Registered Securities of such series (or their respective Predecessor Securities) are registered at the close of business on such Special Record Date and shall no longer be payable pursuant to the following clause (2).

(2)                                  The Company may make payment of any Defaulted Interest to the Persons in whose names such Registered Securities of such series (or their respective Predecessor Securities) are registered at the close of business on a specified date in any other lawful manner not inconsistent with the requirements of any securities exchange on which such Registered Securities may be listed, and upon such notice as may be required by such exchange, if, after notice given by the Company to the Trustee of the proposed payment pursuant to this clause (2), such manner of payment shall be deemed practicable by the Trustee.

(c)                                  Subject to the foregoing provisions of this Section and Section 3.5, each Security delivered under this Indenture upon registration of transfer of or in exchange for or in lieu of any other Security shall carry the rights to interest accrued and unpaid, and to accrue, which were carried by such other Security.

Section 3.8.                                   Persons Deemed Owners.  Prior to due presentment of any Registered Security for registration of transfer, the Company, the Trustee and any agent of the Company or the Trustee may treat the Person in whose name such Registered Security is registered as the owner of such Registered Security for the purpose of receiving payment of principal of, and premium, if any, and (subject to Section 3.7) interest and any other payments on such Registered Security and for all other purposes whatsoever, whether or not such Registered Security shall be overdue, and neither the Company, the Trustee nor any agent of the Company or the Trustee shall be affected by notice to the contrary.

The Company, the Trustee and any agent of the Company or the Trustee may treat the bearer of any Bearer Security and the bearer of any coupon as the absolute owner of such Bearer Security or coupon for the purpose of receiving payment thereof or on account thereof and for all other purposes whatsoever, whether or not such Bearer Security or coupon be overdue, and neither the Company, the Trustee nor any agent of the Company or the Trustee shall be affected by notice to the contrary.

None of the Company, the Trustee or any agent of the Company or the Trustee shall have any responsibility or liability for any aspect of the records relating to or payments made on account of beneficial ownership interests of a Security in global form, or for maintaining, supervising or reviewing any records relating to such beneficial ownership interests.  Notwithstanding the foregoing, with respect to any Security in global form, nothing herein shall prevent the Company or the Trustee, or any agent of the Company or the Trustee, from giving effect to any written certification, proxy or other authorization furnished by any Depositary (or its nominee), as a Holder, with respect to such Security in global form or impair, as between such Depositary and owners of beneficial interests in such Security in global form, the operation of customary practices governing the exercise of the rights of such Depositary (or its nominee) as Holder of such Security in global form.

Section 3.9.                                   Cancellation.  The Company at any time may deliver Securities and coupons to the Trustee for cancellation.  The Registrar and any Paying Agent shall forward to the Trustee any Securities and coupons surrendered to them for replacement, for registration of transfer, or for exchange or payment.  The Trustee shall cancel all Securities and coupons surrendered for replacement, for registration of transfer, or for exchange, payment, redemption or cancellation and may destroy cancelled Securities and coupons and, if so destroyed, shall issue a certificate of destruction to the Company.  The Company may not issue new Securities to replace Securities that it has paid or delivered to the Trustee for cancellation.

Section 3.10.                             Computation of Interest.  Except as otherwise specified as contemplated by Section 3.1, interest on the Securities of each series shall be computed on the basis of a 360-day year of twelve 30-day months.

Section 3.11.                             Currency and Manner of Payment in Respect of Securities.  (a) Unless otherwise specified with respect to any Securities pursuant to Section 3.1, with respect to Registered Securities of any series not permitting the election provided for in paragraph (b) below or the Holders of which have not made the election provided for in paragraph (b) below, and with respect to Bearer Securities of any series, except as provided in paragraph (d) below, payment of the principal of, and premium, if any, interest, if any, and other amounts, if any, on any Registered or Bearer Security of such series will be made in the currency or currencies or currency unit or units in which such Registered Security or Bearer Security, as the case may be, is payable.  The provisions of this Section 3.11, including without limitation any defined terms specified herein, may be modified or superseded in whole or in part pursuant to Section 3.1 with respect to any Securities.

(b)                                 It may be provided pursuant to Section 3.1, with respect to Registered Securities of any series, that Holders shall have the option, subject to paragraphs (d) and (e) below, to receive payments of principal of, or premium, if any, or interest, if any, on such Registered Securities in any of the currencies or currency units which may be designated for such election by delivering to the Trustee (or the applicable Paying Agent) a written election with signature guarantees and in the applicable form established pursuant to Section 3.1, not later than the close of business on the Election Date immediately preceding the applicable payment date.  If a Holder so elects to receive such payments in any such currency or currency unit, such election will remain in effect for such Holder or any transferee of such Holder until changed by such Holder or such transferee by written notice to the Trustee (or any applicable Paying Agent) for such series of Registered Securities (but any such change must be made not later than the close of business on the Election Date immediately preceding the next payment date to be effective for the payment to be made on such payment date, and no such change of election may be made with respect to payments to be made on any Registered Security of such series with respect to which an Event of Default has occurred or with respect to which the Company has deposited funds pursuant to Article IV or with respect to which a notice of redemption has been given by or on behalf of the Company).  Any Holder of any such Registered Security who shall not have delivered any such election to the Trustee (or any applicable Paying Agent) not later than the close of business on the applicable Election Date will be paid the amount due on the applicable payment date in the relevant currency or currency unit as provided in Section 3.11(a).  The Trustee (or the applicable Paying Agent) shall notify the Company and the Exchange Rate Agent as soon as practicable after the Election Date of the aggregate principal amount of Registered Securities for which Holders have made such written election.

(c)                                  If the election referred to in paragraph (b) above has been provided for with respect to any Registered Securities of a series pursuant to Section 3.1, then, unless otherwise specified pursuant to Section 3.1 with respect to any such Registered Securities, not later than the fourth Business Day after the Election Date for each payment date for such Registered Securities, the Exchange Rate Agent will deliver to the Company a written notice specifying, in the currency or currencies or currency unit or units in which Registered Securities of such series are payable, the respective aggregate amounts of principal of, premium, if any, and interest, if any, on such Registered Securities to be paid on such payment date, and specifying the amounts in such currency or currencies or currency unit or units so payable in respect of such Registered Securities as to which the Holders of Registered Securities denominated in any currency or currencies or currency unit or units shall have elected to be paid in another currency or currency unit as provided in paragraph (b) above.  If the election referred to in paragraph (b) above has been provided for with respect to any Registered Securities of a series pursuant to Section 3.1, and if at least one Holder has made such election, then, unless otherwise specified pursuant to Section 3.1, on the second Business Day preceding such payment date the Company will deliver to the Trustee (or the applicable Paying Agent) an Exchange Rate Officers’ Certificate in respect of the Dollar, Foreign Currency or Currencies or other currency unit payments to be made on such payment date.  Unless otherwise specified pursuant to Section 3.1, the Dollar, Foreign Currency or Currencies or other currency unit amount receivable by Holders of Registered Securities who have elected payment in a currency or currency unit as provided in paragraph (b) above shall be determined by the Company on the basis of the applicable Market Exchange Rate in effect on the second Business Day (the “Valuation Date”) immediately preceding each payment date, and such determination shall be conclusive and binding for all purposes, absent manifest error.

(d)                                 If a Conversion Event occurs with respect to a Foreign Currency or any other currency unit in which any of the Securities are denominated or payable otherwise than pursuant to an election provided for pursuant to paragraph (b) above, then, unless otherwise specified pursuant to Section 3.1, with respect to each date for the payment of principal of, premium, if any, and interest, if any, on the applicable Securities denominated or payable in such Foreign Currency or such other currency unit occurring after the last date on which such Foreign Currency or such other currency unit was used (the “Conversion Date”), the Dollar shall be the currency of payment for use on each such payment date (but such Foreign Currency or such other currency unit that was previously the currency of payment shall, at the Company’s election, resume being the currency of payment on the first such payment date preceded by 15 Business Days during which the circumstances which gave rise to the Dollar becoming such currency of payment no longer prevail).  Unless otherwise specified pursuant to Section 3.1, the Dollar amount to be paid by the Company to the Trustee or any applicable Paying Agent and by the Trustee or any applicable Paying Agent to the Holders of such Securities with respect to such payment date shall be, in the case of a Foreign Currency other than a currency unit, the Dollar Equivalent of the Foreign Currency or, in the case of a Foreign Currency that is a currency unit, the Dollar Equivalent of the Currency Unit, in each case as determined by the Exchange Rate Agent in the manner provided in paragraph (f) or (g) below.

(e)                                  Unless otherwise specified pursuant to Section 3.1, if the Holder of a Registered Security denominated in any currency or currency unit shall have elected to be paid in another currency or currency unit or in other currencies as provided in paragraph (b) above, and (i) a Conversion Event occurs with respect to any such elected currency or currency unit, such Holder shall receive payment in the currency or currency unit in which payment would have been made in the absence of such election and (ii) if a Conversion Event occurs with respect to the currency or currency unit in which payment would have been made in the absence of such election, such Holder shall receive payment in Dollars as provided in paragraph (d) of this Section 3.11 (but, subject to any contravening valid election pursuant to paragraph (b) above, the elected payment currency or currency unit, in the case of the circumstances described in clause (i) above, or the payment currency or currency unit in the absence of such election, in the case of the circumstances described in clause (ii) above, shall, at the Company’s election, resume being the currency or currency unit of payment with respect to Holders who have so elected, but only with respect to payments on payment dates preceded by 15 Business Days during which the circumstances which gave rise to such currency or currency unit, in the case of the circumstances described in clause (i) above, or the Dollar, in the case of the circumstances described in clause (ii) above, becoming the currency or currency unit, as applicable, of payment, no longer prevail).

(f)                                    The “Dollar Equivalent of the Foreign Currency” shall be determined by the Exchange Rate Agent and shall be obtained for each subsequent payment date by the Exchange Rate Agent by converting the specified Foreign Currency into Dollars at the Market Exchange Rate on the Conversion Date.

(g)                                 The “Dollar Equivalent of the Currency Unit” shall be determined by the Exchange Rate Agent and, subject to the provisions of paragraph (h) below, shall be the sum of each amount obtained by converting the Specified Amount of each Component Currency (as each such term is defined in paragraph (h) below) into Dollars at the Market Exchange Rate for such Component Currency on the Valuation Date with respect to each payment.

(h)                                 For purposes of this Section 3.11, the following terms shall have the following meanings:

A “Component Currency” shall mean any currency which, on the Conversion Date, was a component currency of the relevant currency unit.

“Conversion Event” shall mean the cessation of use of (i) a Foreign Currency both by the government of the country which issued such currency and for the settlement of transactions by a central bank or other public institutions of or within the international banking community or (ii) any currency unit for the purposes for which it was established.

“Election Date” shall mean the Regular Record Date for the applicable series of Registered Securities as specified pursuant to Section 3.1 by which the written election referred to in Section 3.11(b) may be made.

“Euro” means the lawful currency of the participating member states of the European Union that adopt, or have adopted, a single currency in accordance with the Treaty establishing the European Community, as amended by the Treaty on European Union signed February 7, 1992.

“Exchange Rate Agent,” when used with respect to Securities of or within any series, shall mean, unless otherwise specified with respect to any Securities pursuant to Section 3.1, a New York Clearing House bank designated pursuant to Section 3.1 or Section 3.12.

“Exchange Rate Officer’s Certificate” shall mean a certificate setting forth (i) the applicable Market Exchange Rate or the applicable bid quotation and (ii) the Dollar or Foreign Currency amounts of principal (and premium, if any) and interest, if any (on an aggregate basis and on the basis of a Security having the lowest denomination principal amount in the relevant currency or currency unit), payable with respect to a Security of any series on the basis of such Market Exchange Rate or the applicable bid quotation, signed by any Authorized Officer or by any other Officer.

“Foreign Currency” shall mean any currency issued by the government or governments of one or more countries other than the United States or by any recognized confederation or association of such governments and shall include the Euro.

“Market Exchange Rate” shall mean, unless otherwise specified with respect to any Securities pursuant to Section 3.1, as of any date of determination, (i) for any conversion involving a currency unit on the one hand and Dollars or any Foreign Currency on the other, the exchange rate between the relevant currency unit and Dollars or such Foreign Currency calculated by the method specified pursuant to Section 3.1 for the Securities of the relevant series, (ii) for any conversion of Dollars into any Foreign Currency, the noon buying rate for such Foreign Currency for cable transfers quoted in New York City as certified for customs purposes by the Federal Reserve Bank of New York and (iii) for any conversion of one Foreign Currency into Dollars or another Foreign Currency, the spot rate at noon local time in the relevant market at which, in accordance with normal banking procedures, the Dollars or Foreign Currency into which conversion is being made could be purchased with the Foreign Currency from which conversion is being made from major banks located in New York City, London or any other principal market for Dollars or such purchased Foreign Currency, in each case determined by the Exchange Rate Agent.  Unless otherwise specified with respect to any Securities pursuant to Section 3.1, in the event of the unavailability of any of the exchange rates provided for in the foregoing clauses (i), (ii) and (iii), the Exchange Rate Agent shall use, in its sole discretion and without liability on its part, such quotation of the Federal Reserve Bank of New York as of the most recent available date, or quotations from one or more major banks in New York City, London or other principal market for such currency or currency unit in question (which may include any such bank acting as Trustee under this Indenture), or such other quotations as the Exchange Rate Agent shall deem appropriate.  Unless otherwise specified by the Exchange Rate Agent, if there is more than one market for dealing in any currency or currency unit by reason of foreign exchange regulations or otherwise, the market to be used in respect of such currency or currency unit shall be that upon which a nonresident issuer of securities designated in such currency or currency unit would purchase such currency or currency unit in order to make payments in respect of such securities.

A “Specified Amount” of a Component Currency shall mean the number of units of such Component Currency or fractions thereof which such Component Currency represented in the relevant currency unit on the Conversion Date.  If after the Conversion Date the official unit of any Component Currency is altered by way of combination or subdivision, the Specified Amount of such Component Currency shall be divided or multiplied in the same proportion.  If after the Conversion Date two or more Component Currencies are consolidated into a single currency, the respective Specified Amounts of such Component Currencies shall be replaced by an amount in such single currency equal to the sum of the respective Specified Amounts of such consolidated Component Currencies expressed in such single currency, and such amount shall thereafter be a Specified Amount and such single currency shall thereafter be a Component Currency.  If after the Conversion Date any Component Currency shall be divided into two or more currencies, the Specified Amount of such Component Currency shall be replaced by specified amounts of such two or more currencies, the sum of which, at the Market Exchange Rate of such two or more currencies on the date of such replacement, shall be equal to the Specified Amount of such former Component Currency and such amounts shall thereafter be Specified Amounts and such currencies shall thereafter be Component Currencies.  If, after the Conversion Date of the relevant currency unit, a Conversion Event (other than any event referred to above in this definition of “Specified Amount”) occurs with respect to any Component Currency of such currency unit and is continuing on the applicable Valuation Date, the Specified Amount of such Component Currency shall, for purposes of calculating the Dollar Equivalent of the Currency Unit, be converted into Dollars at the Market Exchange Rate in effect on the Conversion Date of such Component Currency.

All decisions and determinations of the Exchange Rate Agent regarding the Dollar Equivalent of the Foreign Currency, the Dollar Equivalent of the Currency Unit, the Market Exchange Rate and changes in the Specified Amounts as specified above shall be in its sole discretion and shall, in the absence of manifest error, be conclusive for all purposes and irrevocably binding upon the Company, the Trustee (and any applicable

Paying Agent) and all Holders of Securities denominated or payable in the relevant currency, currencies or currency units.  The Exchange Rate Agent shall promptly give written notice to the Company and the Trustee of any such decision or determination.

In the event that the Company determines in good faith that a Conversion Event has occurred with respect to a Foreign Currency, the Company will promptly give written notice thereof to the Trustee (or any applicable Paying Agent) and to the Exchange Rate Agent (and the Trustee (or such Paying Agent) will promptly thereafter give notice in the manner provided in Section 1.6 to the affected Holders) specifying the Conversion Date.  In the event the Company so determines that a Conversion Event has occurred with respect to any currency unit in which Securities are denominated or payable, the Company will promptly give written notice thereof to the Trustee (or any applicable Paying Agent) and to the Exchange Rate Agent (and the Trustee (or such Paying Agent) will promptly thereafter give notice in the manner provided in Section 1.6 to the affected Holders) specifying the Conversion Date and the Specified Amount of each Component Currency on the Conversion Date.  In the event the Company determines in good faith that any subsequent change in any Component Currency as set forth in the definition of Specified Amount above has occurred, the Company will similarly give written notice to the Trustee (or any applicable Paying Agent) and to the Exchange Rate Agent.

The Trustee of the appropriate series of Securities shall be fully justified and protected in relying and acting upon information received by it from the Company and the Exchange Rate Agent and shall not otherwise have any duty or obligation to determine the accuracy or validity of such information independent of the Company or the Exchange Rate Agent.

Section 3.12.                             Appointment and Resignation of Exchange Rate Agent.  (a) Unless otherwise specified pursuant to Section 3.1, if and so long as the Securities of any series (i) are denominated in a currency or currency unit other than Dollars or (ii) may be payable in a currency or currency unit other than Dollars, or so long as it is required under any other provision of this Indenture, then the Company will maintain with respect to each such series of Securities, or as so required, at least one Exchange Rate Agent.  The Company will cause the Exchange Rate Agent to make the necessary foreign exchange determinations at the time and in the manner specified pursuant to Section 3.11 for the purpose of determining the applicable rate of exchange and, if applicable, for the purpose of converting the issued currency or currencies or currency unit or units into the applicable payment currency or currency unit for the payment of principal, premium, if any, and interest, if any, pursuant to Section 3.11.

(b)                                 No resignation of the Exchange Rate Agent and no appointment of a successor Exchange Rate Agent pursuant to this Section shall become effective until the acceptance of appointment by the successor Exchange Rate Agent as evidenced by a written instrument delivered to the Company and the Trustee of the appropriate series of Securities accepting such appointment executed by the successor Exchange Rate Agent.

(c)                                  If the Exchange Rate Agent shall resign, be removed or become incapable of acting, or if a vacancy shall occur in the office of the Exchange Rate Agent for any cause, with respect to the Securities of one or more series, the Company shall promptly appoint a successor Exchange Rate Agent or Exchange Rate Agents with respect to the Securities of that or those series (it being understood that any such successor Exchange Rate Agent may be appointed with respect to the Securities of one or more or all of such series and that, unless otherwise specified pursuant to Section 3.1, at any time there shall only be one Exchange Rate Agent with respect to the Securities of any particular series that are originally issued by the Company on the same date and that are initially denominated and/or payable in the same currency or currencies or currency unit or units).

Section 3.13.                             CUSIP Numbers.  The Company in issuing Securities may use “CUSIP” numbers (if then generally in use), and if so, the Trustee may use the CUSIP numbers in notices of redemption or exchange as a convenience to Holders; provided, however, that any such notice may state that no representation is made as to the correctness or accuracy of the CUSIP number printed in the notice or on the Securities, that reliance may be placed only on the other identification numbers printed on the Securities, and any such redemption or exchange shall not be affected by any defect or omission of such CUSIP numbers.  The Company will promptly notify the Trustee of any change in CUSIP numbers known to an Officer of the Company.

ARTICLE IV

SATISFACTION AND DISCHARGE

Section 4.1.                                   Termination of Company’s Obligations Under the Indenture.  This Indenture shall upon Company Request cease to be of further effect with respect to Securities of or within any series and any coupons appertaining thereto (except as to any surviving rights of registration of transfer or exchange of such Securities and replacement of such Securities which may have been lost, stolen or mutilated as herein expressly provided for) and the Trustee, at the expense of the Company, shall execute proper instruments acknowledging satisfaction and discharge of this Indenture with respect to such Securities and any coupons appertaining thereto when:

(1)                                  either

(A)                              all such Securities previously authenticated and delivered and all coupons appertaining thereto (other than (i) such coupons appertaining to Bearer Securities surrendered in exchange for Registered Securities and maturing after such exchange, surrender of which is not required or has been waived as provided in Section 3.5, (ii) such Securities and coupons which have been destroyed, lost or stolen and which have been replaced or paid as provided in Section 3.6, (iii) such coupons appertaining to Bearer Securities called for redemption and maturing after the relevant Redemption Date, surrender of which has been waived as provided in Section 10.6 and (iv) such Securities and coupons for whose payment money has theretofore been deposited in trust or segregated and held in trust by the Company and thereafter repaid to the Company or discharged from such trust, as provided in Section 9.3) have been delivered to the Trustee for cancellation; or

(B)                                all Securities of such series and, in the case of (i) or (ii) below, any coupons appertaining thereto not theretofore delivered to the Trustee for cancellation

(i)                                     have become due and payable, or

(ii)                                  will become due and payable at the Stated Maturity of the principal thereof within one year, or

(iii)                               if redeemable at the option of the Company, are to be called for redemption within one year under arrangements satisfactory to the Trustee for giving of notice of redemption by the Trustee in the name, and at the expense, of the Company, and the Company, in the case of (i), (ii) or (iii) above, has irrevocably deposited or caused to be deposited with the Trustee as trust funds (which may be held in an account insured by the Federal Deposit Insurance Corporation) in trust for the purpose an amount in cash, Government Obligations or a combination thereof in the currency or currencies or currency unit or units in which the Securities of such series are payable, sufficient to pay and discharge (without reinvestment) the entire indebtedness on such Securities and such coupons not theretofore delivered to the Trustee for cancellation, for principal, premium, if any, and interest, with respect thereto, to the date of such deposit (in the case of Securities which have become due and payable) or to the Stated Maturity or Redemption Date, as the case may be;

(2)                                  the Company has paid or caused to be paid all other sums then payable hereunder by the Company; and

(3)                                  the Company has delivered to the Trustee an Officers’ Certificate and an Opinion of Counsel, each stating that all conditions precedent provided for in this Article relating to the satisfaction and discharge of this Indenture as to such series have been complied with.

Notwithstanding the satisfaction and discharge of this Indenture, the obligation of the Company to the Trustee and any predecessor Trustee under Section 6.8, the obligations of the Company to any Authenticating Agent under Section 6.13 and, if money shall have been deposited with the Trustee pursuant to subclause (B) of clause (1) of this Section, the obligations of the Trustee under Section 4.2 and the last paragraph of Section 9.3 shall survive.

Section 4.2.                                   Application of Trust Funds.  Subject to the provisions of the last paragraph of Section 9.3, all money and Government Obligations deposited with the Trustee pursuant to Section 4.1 shall be held in trust and applied by it, in accordance with the provisions of the Securities, the coupons and this Indenture, to the payment, either directly or through any Paying Agent (including the Company acting as its own Paying Agent) as the Trustee may determine, to the Persons entitled thereto, of the principal, premium, if any and any interest for whose payment such money has been deposited with or received by the Trustee, but such money need not be segregated from other funds except to the extent required by law.

Section 4.3.                                   Repayment to Company.  The Trustee (and any Paying Agent) shall promptly pay to the Company upon Company Request any excess money or securities held by them at any time.  Such Company Request shall specifically set forth the amount of such excess and the Trustee shall be fully protected and shall incur no liability in reliance on such Company Request.

Section 4.4.                                   Indemnity for Government Obligations.  The Company shall pay, and shall indemnify the Trustee against, any tax, fee or other charge imposed on or assessed against Government Obligations deposited pursuant to this Article or the principal and interest received on such Government Obligations.

ARTICLE V

EVENTS OF DEFAULT, DEFAULTS AND REMEDIES

Section 5.1.                                   Events of Default and Defaults.  (a)  An “Event of Default” occurs with respect to the Securities of any series if (whatever the reason for such Event of Default and whether it shall be voluntary or involuntary or be effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body):

(1)                                  a court of competent jurisdiction enters (A) a decree or order for relief in respect of the Company in an involuntary case or proceeding involving a Winding Up of the Company or (B) a decree or order relating to a Winding Up of the Company; provided that in any such case, such decree or order will necessarily result in a Winding Up of the Company; or

(2)                                  the Company (A) commences a voluntary case or proceeding under any applicable law involving a Winding Up of the Company or any other case or proceeding whereby the Company may be wound up, dissolved or cease to exist as a body corporate, (B) consents to the entry of a decree or order for relief in respect of the Company in an involuntary case or proceeding under any applicable law involving a Winding Up of the Company or to the commencement of any such case or proceeding against it or (C) files a petition or answer or consent seeking such relief under any applicable law, or the Company consents to the filing of such petition; and provided that in each such case a liquidator under the Corporations Act 2001 of Australia (but not including a provisional liquidator) has been appointed and such event will necessarily result in a Winding Up of the Company; or

(3)                                  any other Event of Default provided as contemplated by Section 3.1 with respect to Securities of that series.

(b)                                 A “Default” occurs with respect to Securities of any series if (whatever the reason for such Default and whether it shall be occasioned by the provisions of Article XII or be voluntary or involuntary or be effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body):

(1)                                  an Event of Default specified in Section 5.1(a) occurs or a court of competent jurisdiction enters or a proceeding shall have been commenced by any person other than the Company for a decree or order appointing a custodian, receiver, liquidator, statutory manager, controller, assignee, trustee, sequestrator or other similar official of the Company or of any substantial part of its property, and such decree, proceeding or order shall be continuing and not rescinded, suspended or stayed for a period of 60 consecutive days, or the Company consents to such an appointment or makes a general assignment for the benefit of its creditors;

(2)                                  the Company defaults in the payment of interest on any Security of that series or any coupon appertaining thereto or any Additional Amount payable with respect to any Security of that series as specified pursuant to Section 9.8 (subject to Section 3.1) when the same becomes due and payable and such default continues for a period of 30 days;

(3)                                  the Company defaults in the payment of the principal of, or any premium on, any Security of that series when the same becomes due and payable at its Maturity or on redemption or otherwise, or in the payment of a mandatory sinking fund payment when and as due by the terms of the Securities of that series and, in each case, such default continues for a period of 7 days;

(4)                                  the Company defaults in the performance of, or breaches, any covenant or warranty of the Company in this Indenture with respect to any Security of that series (other than a covenant or warranty a default in whose performance or whose breach is elsewhere in this Section specifically dealt with), and such default or breach continues for a period of 60 days after there has been given, by registered or certified mail, to the Company by the Trustee or to the Company and the Trustee by the Holders of at least 25% in principal amount of the Outstanding Securities of that series, a written notice specifying such default or breach and requiring it to be remedied and stating that such notice is a “Notice of Default” hereunder; or

(5)                                  any other Default provided, as contemplated by Section 3.1, with respect to Securities of that series.

Section 5.2.                                   Acceleration; Rescission and Annulment.  If an Event of Default with respect to Securities of any series at the time Outstanding occurs and is continuing, then in every such case the Trustee or the Holders of not less than 25% in principal amount of the Outstanding Securities of that series may declare the principal amount (or, if any of the Securities of that series are Original Issue Discount Securities, such portion of the principal amount of such Securities as may be specified in the terms thereof) of all of the Securities of that series to be due and payable immediately, by a notice in writing to the Company (and to the Trustee if given by Holders), and upon any such declaration such principal amount (or specified amount) shall become immediately due and payable, provided that payment of all such amounts shall remain subordinated to the extent provided in Article XII.

At any time after such a declaration of acceleration with respect to Securities of any series has been made and before a judgment or decree for payment of the money due has been obtained by the Trustee as hereinafter in this Article provided, the Holders of at least a majority in principal amount of the Outstanding Securities of that series, by written notice to the Company and the Trustee, may rescind and annul such declaration and its consequences if:

(1)                                  the Company has paid or deposited with the Trustee a sum sufficient to pay

(A)                              all overdue interest on all Securities of that series,

(B)                                the principal of (and premium, if any, on) any Securities of that series which have become due otherwise than by such declaration of acceleration and any interest thereon at the rate or rates prescribed therefor in such Securities,

(C)                                to the extent that payment of such interest is lawful, interest upon overdue interest at the rate or rates prescribed therefor in such Securities, and

(D)                               all sums paid or advanced by the Trustee hereunder and the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel.

(2)                                  all Events of Default with respect to Securities of that series, other than the non-payment of the principal of Securities of that series which have become due solely by such declaration of acceleration, have been cured or waived as provided in Section 5.7.

No such rescission shall affect any subsequent default or impair any right consequent thereon.

Section 5.3.                                   Collection of Indebtedness and Suits for Enforcement by Trustee.  The Company covenants that if:

(1)                                  there is a default in the payment of any interest on any Security or coupon, if any, when such interest becomes due and payable and such default continues for a period of 30 days, or

(2)                                  there is a default in the payment of the principal of (or premium, if any, on) any Security at the Maturity thereof and such default continues for a period of 7 days, the Company will, upon demand of the Trustee, pay to it, for the benefit of the Holders of such Securities or coupons, if any, the whole amount then due and payable on such Securities for principal, premium, if any, and interest and, to the extent that payment of such interest shall be legally enforceable, interest on any overdue principal, premium, if any, and on any overdue interest, at the rate or rates prescribed therefor in such Securities or coupons, if any, and, in addition thereto, such further amount as shall be sufficient to cover the costs and expenses of collection, including the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, provided, however, that payment of all such amounts shall remain subordinated to the extent provided in Article XII.

If the Company fails to pay such amounts forthwith upon such demand, the Trustee, in its own name and as trustee of an express trust, may institute a judicial proceeding for the collection of the sums so due and unpaid, may prosecute such proceeding to judgment or final decree and may enforce the same against the Company or any other obligor upon the Securities of such series and collect the moneys adjudged or decreed to be payable in the manner provided by law out of the property of the Company or any other obligor upon the Securities of such series, wherever situated; provided, however, that payment of all such amounts shall remain subordinated to the extent provided in Article XII.

If a Default or Event of Default with respect to Securities of any series occurs and is continuing, the Trustee may in its discretion proceed to protect and enforce its rights and the rights of the Holders of Securities of such series by such appropriate judicial proceedings as the Trustee shall deem most effectual to protect any such rights, whether for the specific enforcement of any covenant or agreement in this Indenture or in aid of the exercise of any power granted herein; provided, that rights of the Holders of Securities and the Trustee to receive any cash, property or securities as the result of such proceedings shall be subordinated to the extent and under the circumstances provided in Article XII.

Section 5.4.                                   Trustee May File Proofs of Claim.  In case of the pendency of any Winding Up of the Company or any other receivership, insolvency, liquidation, bankruptcy, reorganization, arrangement, adjustment, composition or other judicial proceeding relative to the Company (or any other obligor upon the Securities), its property or its creditors, the Trustee (irrespective of whether the principal of the Securities shall then be due and payable as therein expressed or by declaration or otherwise and irrespective of whether the Trustee shall have made any demand on the Company for the payment of any overdue principal, premium, interest or Additional Amounts) shall be entitled and empowered, by intervention in such proceeding or otherwise, to take any and all actions authorized under the Trust Indenture Act in order to have claims of the Holders and the Trustee allowed in any such proceeding.  In particular, the Trustee shall be authorized to collect and receive any moneys or other property payable or deliverable on any such claims and to distribute the same; and any custodian, receiver, assignee, trustee, liquidator, sequestrator or other similar official in any such judicial proceeding is hereby authorized by each Holder to make such payments to the Trustee and, in the event that the Trustee shall consent to the making of such payments directly to the Holders, to pay to the trustee any amount due it for the reasonable compensation, expenses, disbursements and advances of the trustee, its agents and counsel, any other amounts due the Trustee under Section 6.8.

No provision of this Indenture shall be deemed to authorize the Trustee to authorize or consent to or accept or adopt on behalf of any Holder any plan of reorganization, arrangement, adjustment or composition affecting the Securities or the rights of any Holder thereof or to authorize the Trustee to vote in respect of the claim of any Holder in any such proceeding; provided, however, that the Trustee may, on behalf of the Holders, vote for the election of a trustee in bankruptcy or similar official and be a member of a creditors’ or other similar committee.

Section 5.5.                                   Trustee May Enforce Claims Without Possession of Securities.  All rights of action and claims under this Indenture or the Securities may be prosecuted and enforced by the Trustee, in its own name and as trustee of an express trust, without the possession of any of the Securities or the production thereof in any proceeding relating thereto.

Section 5.6.                                   Delay or Omission Not Waiver.  No delay or omission by the Trustee or any Holder of any Securities to exercise any right or remedy accruing upon an Event of Default or a Default shall impair any such right or remedy or constitute a waiver of or acquiescence in any such Event of Default.

Section 5.7.                                   Waiver of Past Defaults.  The Holders of at least a majority in aggregate principal amount of Outstanding Securities of any series by notice to the Trustee may waive on behalf of the Holders of all Securities of such series a past Default or Event of Default with respect to that series and its consequences except a Default or Event of Default (i) in the payment of the principal of, or premium, if any, or interest on any Security of such series or any coupon appertaining thereto or (ii) in respect of a covenant or provision hereof which pursuant to Section 8.2 cannot be amended or modified without the consent of the Holder of each Outstanding Security of such series adversely affected.  Upon any such waiver, such Default or Event of Default shall be deemed to have been cured, for every purpose of this Indenture; but no such waiver shall extend to any subsequent or other Default or Event of Default or impair any right consequent thereon.  In case of any such waiver, the Company, the Trustee and the Holders shall be restored to their former positions and rights hereunder and under the Securities of such series, respectively.

Section 5.8.                                   Control by Majority.  The Holders of at least a majority in aggregate principal amount of the Outstanding Securities of each series affected (with each such series voting as a class) shall have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or exercising any trust or power conferred on it with respect to Securities of that series; provided, however, that (i) the Trustee may refuse to follow any direction that conflicts with law or this Indenture, (ii) the Trustee may refuse to follow any direction that is unduly prejudicial to the rights of the Holders of Securities of such series not consenting, or that would in the good faith judgment of the Trustee have a substantial likelihood of involving the Trustee in personal liability and (iii) the Trustee may take any other action deemed proper by the Trustee which is not inconsistent with such direction.

Section 5.9.                                   Limitation on Suits by Holders.  No Holder of any Security of any series or any coupons appertaining thereto shall have any right to institute any proceeding, judicial or otherwise, with respect to this Indenture, or for the appointment of a receiver or trustee, or for any other remedy hereunder, unless:

(1)                                  the Holder has previously given written notice to the Trustee of a continuing Event of Default or Default with respect to the Securities of that series;

(2)                                  the Holders of at least 25% in aggregate principal amount of the Outstanding Securities of that series have made a written request to the Trustee to institute proceedings in respect of such Event of Default or Default in its own name as Trustee hereunder;

(3)                                  such Holder or Holders have offered to the Trustee indemnity satisfactory to the Trustee against any loss, liability or expense to be, or which may be, incurred by the Trustee in pursuing the remedy;

(4)                                  the Trustee for 60 days after its receipt of such notice, request and the offer of indemnity has failed to institute any such proceedings; and

(5)                                  during such 60 day period, the Holders of at least a majority in aggregate principal amount of the Outstanding Securities of that series have not given to the Trustee a direction inconsistent with such written request.

No one or more Holders shall have any right in any manner whatever by virtue of, or by availing of, any provision of this Indenture to affect, disturb or prejudice the rights of any other of such Holders, or to obtain or to seek to obtain priority or preference over any other of such Holders or to enforce any right under this Indenture, except in the manner herein provided and for the equal and ratable benefit of all of such Holders.

Section 5.10.                             Rights of Holders to Receive Payment.  Notwithstanding any other provision of this Indenture, but subject to Section 9.2 and Article XII, the right of any Holder of a Security or coupon to receive payment of principal of, and premium, if any, and (subject to Sections 3.5 and 3.7) interest on the Security, on or after the respective due dates expressed in the Security (or, in case of redemption, on the redemption dates), and the right of any Holder of a coupon to receive payment of interest due as provided in such coupon, or to bring suit for the enforcement of any such payment on or after such respective dates, shall not be impaired or affected without the consent of such Holder.

Section 5.11.                             Application of Money Collected.  If the Trustee collects any money pursuant to this Article, it shall, subject to the provisions of Article XII, pay out the money in the following order, at the date or dates fixed by the Trustee and, in case of the distribution of such money on account of principal, premium, if any, or interest, upon presentation of the Securities and the notation thereon of the payment if only partially paid and upon surrender thereof if fully paid:

First:  to the Trustee for amounts due under Section 6.8;

Second:  to Holders of Securities and coupons in respect of which or for the benefit of which such money has been collected for amounts due and unpaid on such Securities for principal, premium, if any, and interest, ratably, without preference or priority of any kind, according to the amounts due and payable on such Securities for principal, premium, if any, and interest, respectively; and

Third:  to the Company.

The Trustee may fix a record date and payment date for any payment to Holders pursuant to this Section 5.11.  At least 15 days before such record date, the Trustee shall mail to each Holder and the Company a notice that states the record date, the payment date and the amount to be paid.

Section 5.12.                             Restoration of Rights and Remedies.  If the Trustee or any Holder has instituted any proceeding to enforce any right or remedy under this Indenture and such proceeding has been discontinued or abandoned for any reason, or has been determined adversely to the Trustee or to such Holder, then and in every such case, subject to any determination in such proceeding, the Company, the Trustee and the Holders shall be restored severally and respectively to their former positions hereunder and thereafter all rights and remedies of the Trustee and the Holders shall continue as though no such proceeding had been instituted.

Section 5.13.                             Rights and Remedies Cumulative.  Except as otherwise provided with respect to the replacement or payment of mutilated, destroyed, lost or stolen Securities in the last paragraph of Section 3.6, no right or remedy herein conferred upon or reserved to the Trustee or the Holders is intended to be exclusive of any other right or remedy, and every right and remedy shall, to the extent permitted by law, be cumulative and in addition to every other right and remedy given hereunder or now or hereafter existing at law or in equity or otherwise.  The assertion or employment of any right or remedy hereunder, or otherwise, shall not prevent the concurrent assertion or employment of any other appropriate right or remedy.

Section 5.14.                             Waiver of Stay, Extension or Usury Laws.  The Company covenants (to the extent that it may lawfully do so) that it will not at any time insist upon, or plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay or extension law or any usury or other similar law wherever enacted, now or at any time hereafter in force, that would prohibit or forgive the Company from paying all or any portion of the principal of or premium, if any, or interest on the Securities contemplated herein or in the Securities or that may affect the covenants or the performance of this Indenture; and the Company (to the extent that it may lawfully do so) hereby expressly waives all benefit or advantage of any such law, and covenants that it will not hinder, delay or impede the execution of any power herein granted to the Trustee, but will suffer and permit the execution of every such power as though no such law had been enacted.

Section 5.15.                             Waiver of Sovereign Immunity.  To the extent that the Company or any properties, assets or revenues of the Company may have or may hereafter become entitled to, or have attributed to it, any right of immunity, on the grounds of sovereignty or otherwise, from any legal action, suit or proceeding, from the giving of any relief in any thereof, from setoff or counterclaim, from the jurisdiction of any court, from service of process, from attachment upon or prior to judgment, from attachment in aid of execution or judgment, or from execution of judgment, or other legal process or proceeding for the giving of any relief or for the enforcement of any judgment, in any jurisdiction in which proceedings may at any time be commenced, with respect to its obligations, liabilities or any other matter under or arising out of or in connection with any Security or any series of this Indenture, the Company, to the extent permitted by applicable law, hereby irrevocably and unconditionally waives, and agrees not to plead or claim, any such immunity and consent to such relief and enforcement, provided, however, that nothing herein shall affect the applicability of:

(1)                                  Section 13A of the Banking Act 1959 of the Commonwealth of Australia, which provides that in the event of a bank such as the Company becoming unable to meet its obligations or suspending payment thereof, the assets of such bank in Commonwealth of Australia shall be available to meet its deposit liabilities in Commonwealth of Australia in priority to all other liabilities of such bank;

(2)                                  Section 23 of the Westpac Banking Corporation Act 1982 of New Zealand, which provides that the assets of the Company in New Zealand would, in the event of the Company being unable to meet its obligations or suspending payment, be available to meet the company’s deposit liabilities in New Zealand in priority to all other liabilities of the Company;

(3)                                  Section 86 of the Reserve Bank Act 1959 of the Commonwealth of Australia, which provides, in a Winding Up of a bank, that debts due to the Reserve Bank of Australia by a bank such as the Company shall, subject to Section 13A of the Banking Act 1959 of the Commonwealth of Australia, have priority over all other debts of such bank other than debts due to the Commonwealth of Australia; and

(4)                                  Section 16 of the Banking Act 1959 of the Commonwealth of Australia, which provides, in a Winding Up of a bank such as the Company, that, subject to Section 13A of the Banking Act 1959 to the Commonwealth of Australia, debts due to the Australian Prudential Regulation Authority have priority over all other unsecured debts of the bank.

ARTICLE VI

THE TRUSTEE

Section 6.1.                                   Rights, Duties and Responsibilities of Trustee.  Subject to the provisions of the Trust Indenture Act:

(a)                                  In the absence of bad faith on its part, the Trustee may conclusively rely and shall be protected in acting or refraining from acting upon any document believed by it to be genuine and to have been signed or presented by the proper party or parties.  The Trustee need not investigate any fact or matter stated in the document.

(b)                                 Any request or direction of the Company mentioned herein shall be sufficiently evidenced by a Company Request or Company Order (other than delivery of any Security, together with any coupons appertaining thereto, to the Trustee for authentication and delivery pursuant to Section 3.3, which shall be sufficiently evidenced as provided therein) and any resolution of the Board of Directors may be sufficiently evidenced by a Board Resolution.

(c)                                  Before the Trustee acts or refrains from acting, it may consult with counsel and/or require an Officers’ Certificate.  The Trustee shall not be liable for any action it takes or omits to take in good faith in reliance on a Board Resolution, the advice of counsel acceptable to the Company and the Trustee, a certificate of an Officer or Officers delivered pursuant to Section 1.2, an Officers’ Certificate or an Opinion of Counsel.

(d)                                 The Trustee may act through agents or attorneys and shall not be responsible for the misconduct or negligence of any agent or attorney appointed with due care.

(e)                                  The Trustee shall not be liable for any action it takes or omits to take in good faith which it believes to be authorized or within its discretion or rights or powers.

(f)                                    The Trustee may not be relieved from liability for its own negligent action, its own negligent failure to act or its own willful misconduct, except that:

(i)                                     this clause (f) does not limit the effect of Section 6.1(c);

(ii)                                  the Trustee shall not be liable for any error of judgment made in good faith by an Officer unless it is proved that the Trustee was negligent in ascertaining the pertinent facts; and

(iii)                               the Trustee shall not be liable with respect to any action it takes or omits to take in good faith in accordance with a direction received by it pursuant to Section 5.8.

(g)                                 The Trustee shall not be required to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties hereunder, or in the exercise of its rights or powers, if it shall have reasonable grounds for believing that repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured to it.

(h)                                 The Trustee shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, debenture, coupon or other paper or document, but the Trustee, in its discretion, may make such further inquiry or investigation into such facts or matters as it may see fit, and, if the Trustee shall determine to make such further inquiry or investigation, it shall be entitled to examine, during business hours and upon reasonable notice, the books, records and premises of the Company, personally or by agent or attorney.

Notwithstanding anything contained herein to the contrary, in case an Event of Default or a Default with respect to the Securities of any series has occurred and is continuing, the Trustee shall exercise, with respect to Securities of such series, such of the rights and powers vested in it by this Indenture, and shall use the same degree of care and skill in their exercise, as a prudent individual would exercise or use under the circumstances in the conduct of his or her own affairs.

Section 6.2.                                   Trustee May Hold Securities.  The Trustee, any Paying Agent, any Registrar or any other agent of the Company, in its individual or any other capacity, may become the owner or pledgee of Securities and coupons and, subject to Sections 310(b) and 311 of the Trust Indenture Act, may otherwise deal with the Company, an Affiliate or Subsidiary with the same rights it would have if it were not Trustee, Paying Agent, Registrar or such other agent.

Section 6.3.                                   Money Held in Trust.  Money held by the Trustee in trust hereunder need not be segregated from other funds except to the extent required by law.  The Trustee shall be under no liability for interest on any money received by it hereunder except as otherwise agreed with the Company.

Section 6.4.                                   Trustee’s Disclaimer.  The recitals contained herein and in the Securities, except the Trustee’s certificate of authentication, shall be taken as the statements of the Company, and the Trustee assumes no responsibility for their correctness.  The Trustee makes no representation as to the validity or adequacy of this Indenture or the Securities or any coupon, except that the Trustee represents and warrants that it is duly authorized to execute and deliver this Indenture, authenticate the Securities and perform its obligations hereunder and thereunder; that the statements made by it in a Statement of Eligibility and Qualification on Form T-1 supplied or to be supplied to the Company in connection with the registration of any Securities are and will be true and accurate subject to the qualifications set forth therein; and that such Statement complies and will comply in all material respects with the requirements of the Trust Indenture Act and the Securities Act.  The Trustee shall not be accountable for the Company’s use of the proceeds from the Securities or for monies paid over to the Company pursuant to the Indenture.

Section 6.5.                                   Notice of Defaults.  If a default occurs and is continuing with respect to the Securities of any series and if it is known to the Trustee, the Trustee shall, within 90 days after it occurs, transmit, in the manner and to the extent provided in Section 313(c) of the Trust Indenture Act, notice of all such uncured events that are known to it; provided, however, that, except in the case of a Default in payment on the Securities of any series, the Trustee may withhold the notice if and so long as a Responsible Officer in good faith determines that withholding such notice is in the interests of Holders of Securities of that series; provided, further, that in the case of any default or breach of the character specified in Section 5.1(b)(4) with respect to the Securities and coupons of such series, no such notice to Holders shall be given until at least 60 days after the occurrence thereof.  For the purpose of this Section only, the term “default” means any event which is, or after notice or lapse of time or both would become, a Default with respect to the Securities of such series.

Section 6.6.                                   Reports by Trustee to Holders.  Within 60 days after each May 15 of each year commencing with the first May 15 after the first issuance of Securities pursuant to this Indenture, the Trustee shall transmit by mail to all Holders of Securities as provided in Section 313(c) of the Trust Indenture Act a brief report dated as of such May 15 if required by and in compliance with Section 313(a) of the Trust Indenture Act.  A copy of each report shall, at the time of such transmission to Holders, be filed by the Trustee with each stock exchange, if any, upon which the Securities are listed, with the Commission and with the Company.  The Company will promptly notify the Trustee when the Securities are listed on any stock exchange and of any delisting thereof.

Section 6.7.                                   Security Holder Lists.  The Trustee shall preserve in as current a form as is reasonably practicable the most recent list available to it of the names and addresses of Holders of Securities of each series.  If the Trustee is not the Registrar, the Company shall furnish to the Trustee within 14 days after each Regular Record Date, and at such other times as the Trustee may request in writing, within 5 Business Days of such request, a list, in such form and as of such date as the Trustee may reasonably require, containing all the information in the possession or control of the Registrar, the Company or any of its Paying Agents other than the Trustee as to the names and addresses of Holders of Securities of each such series.  If there are Bearer Securities of any series

Outstanding, even if the Trustee is the Registrar, the Company shall furnish to the Trustee such a list containing such information with respect to Holders of such Bearer Securities only.

Section 6.8.                                   Compensation and Indemnity.  (a)  The Company shall pay to the Trustee from time to time such compensation for its services as the Company and the Trustee may agree in writing from time to time.  The Trustee’s compensation shall not be limited by any law on compensation of a trustee of an express trust.  The Company shall reimburse the Trustee upon request for all reasonable expenses, disbursements and advances incurred by it in connection with the performance of its duties under this Indenture, except any such expense, disbursement or advance as may be attributable to its negligence or bad faith.  Such expenses shall include the reasonable compensation and expenses of the Trustee’s agents and counsel.

(b)                                 The Company shall indemnify the Trustee for, and hold it harmless against, any and all loss, liability, damage, claim or expense (including taxes other than taxes based upon, measured by or determined by the income of the Trustee), including the costs and expenses of defending itself against any third-party claim, incurred by it arising out of or in connection with its acceptance or administration of the trust or trusts hereunder (collectively, “Claims”).  The Trustee shall notify the Company promptly of any Claim for which it may seek indemnity.  The Company shall defend the Claim and the Trustee shall cooperate in the defense.  The Trustee may have separate counsel and the Company shall pay the reasonable fees and expenses of such counsel.  The Company need not pay for any settlement made without its consent; provided that such consent shall not be unreasonably withheld.

(c)                                  The Company need not reimburse any expense, disbursement or advance or indemnify against any Claim incurred by the Trustee through negligence or bad faith.

(d)                                 To secure the payment obligations of the Company pursuant to this Section, the Trustee shall have a lien prior to the Securities of any series on all money or property held or collected by the Trustee, except that held in trust to pay principal, premium, if any, and interest on particular Securities.

(e)                                  When the Trustee incurs expenses or renders services in connection with an Event of Default specified in Section 5.1(a)(1), 5.1(a)(2) or Section 5.1(b)(1), the expenses (including the reasonable charges and expenses of its counsel) and the compensation for the services are intended to constitute expenses of administration under any applicable federal or state bankruptcy, insolvency or other similar law.

(f)                                    The provisions of this Section shall survive the termination of this Indenture.

Section 6.9.                                   Replacement of Trustee.  (a)  The resignation or removal of the Trustee and the appointment of a successor Trustee shall become effective only upon the successor Trustee’s acceptance of appointment as provided in Section 6.10.

(b)                                 The Trustee may resign at any time with respect to the Securities of any series by giving written notice thereof to the Company.  If the instrument of acceptance by a successor Trustee required by Section 6.10 shall not have been delivered to the Trustee within 30 days after the giving of such notice of resignation, the resigning Trustee may petition, at the expense of the Company, any court of competent jurisdiction for the appointment of a successor Trustee with respect to the Securities of such series.

(c)                                  The Holders of a majority in aggregate principal amount of the Outstanding Securities of any series may remove the Trustee with respect to that series by so notifying the Trustee and the Company and may appoint a successor Trustee for such series with the Company’s consent.

If an instrument of acceptance by a successor Trustee required by Section 6.10 shall not have been delivered to the Trustee within 30 days after the giving of such notice of removal, the Trustee being removed may petition, at the expense of the Company, any court of competent jurisdiction for the appointment of a successor Trustee with respect to the Securities of such series.

(d)                                 If at any time:

(1)                                  the Trustee fails to comply with Section 310(b) of the Trust Indenture Act after written request therefor by the Company or by any Holder who has been a bona fide Holder of a Security for at least six months, or

(2)                                  the Trustee shall cease to be eligible under Section 6.11 hereof or Section 310(a) of the Trust Indenture Act and shall fail to resign after written request therefor by the Company or by any Holder of a Security who has been a bona fide Holder of a Security for at least six months; or

(3)                                  the Trustee becomes incapable of acting, is adjudged a bankrupt or an insolvent or a receiver or public officer takes charge of the Trustee or its property or affairs for the purpose of rehabilitation, conservation or liquidation, then, in any such case, (i) the Company may remove the Trustee with respect to all Securities or (ii) subject to Section 315(e) of the Trust Indenture Act, any Holder who has been a bona fide Holder of a Security for at least six months may, on behalf of himself and all others similarly situated, petition any court of competent jurisdiction for the removal of the Trustee with respect to all Securities and the appointment of a successor Trustee or Trustees.

(e)                                  If the Trustee resigns or is removed or becomes incapable of acting or if a vacancy exists in the office of Trustee for any reason, with respect to Securities of one or more series, the Company shall promptly appoint a successor Trustee with respect to the Securities of that or those series (it being understood that any such successor Trustee may be appointed with respect to the Securities of one or more or all of such series and that at any time there shall be only one Trustee with respect to the Securities of any particular series) and shall comply with the applicable requirements of Section 6.10.  If, within one year after such resignation, removal or incapability, or the occurrence of such vacancy, a successor Trustee with respect to the Securities of any series shall be appointed by Act of the Holders of a majority in principal amount of the Outstanding Securities of such series delivered to the Company and the retiring Trustee, the successor Trustee so appointed shall, forthwith upon its acceptance of such appointment in accordance with the applicable requirements of Section 6.10, become the successor Trustee with respect to the Securities of such series and to that extent supersede the successor Trustee appointed by the Company.  If no successor Trustee with respect to the Securities of any series shall have been so appointed by the Company or the Holders and accepted appointment in the manner required by Section 6.10, then, subject to Section 315(e) of the Trust Indenture Act, any Holder who has been a bona fide Holder of a Security of such series for at least six months may, on behalf of himself and all others similarly situated, petition any court of competent jurisdiction for the appointment of a successor Trustee with respect to the Securities of such series.

Section 6.10.                             Acceptance of Appointment by Successor.  (a)  In case of the appointment hereunder of a successor Trustee with respect to all Securities, every such successor Trustee shall execute, acknowledge and deliver to the Company and to the retiring Trustee an instrument accepting such appointment.  Thereupon, the resignation or removal of the retiring Trustee shall become effective, and the successor Trustee, without further act, deed or conveyance, shall become vested with all the rights, powers and duties of the retiring Trustee; but, on the request of the Company or the successor Trustee, such retiring Trustee shall, upon payment of its charges, execute and deliver an instrument transferring to such successor Trustee all the rights, powers and trusts of the retiring Trustee and shall duly assign, transfer and deliver to such successor Trustee all property and money held by such retiring Trustee hereunder, subject nevertheless to its lien, if any, provided for in Section 6.8 of this Indenture.

(b)                                 In case of the appointment hereunder of a successor Trustee with respect to the Securities of one or more (but not all) series, the Company, the retiring Trustee and such successor Trustee shall execute and deliver an indenture supplemental hereto wherein such successor Trustee shall accept such appointment and which (i) shall contain such provisions as shall be necessary or desirable to transfer and confirm to, and to vest in, such successor Trustee all the rights, powers, trusts and duties of the retiring Trustee with respect to the Securities of that or those series to which the appointment of such successor Trustee relates, (ii) if the retiring Trustee is not retiring with respect to all

Securities, shall contain such provisions as shall be deemed necessary or desirable to confirm that all the rights, powers, trusts and duties of the retiring Trustee with respect to the Securities of that or those series as to which the retiring Trustee is not retiring shall continue to be vested in the retiring Trustee and (iii) shall add to or change any of the provisions of this Indenture as shall be necessary to provide for or facilitate the administration of the trusts hereunder by more than one Trustee, it being understood that nothing herein or in such supplemental indenture shall constitute such Trustees co-trustees of the same trust and that each such Trustee shall be trustee of a trust or trusts hereunder separate and apart from any trust or trusts hereunder administered by any other such Trustee and upon the execution and delivery of such supplemental indenture the resignation or removal of the retiring Trustee shall become effective to the extent provided therein and each such successor Trustee, without any further act, deed or conveyance, shall become vested with all the rights, powers, trusts and duties of the retiring Trustee with respect to the Securities of that or those series to which the appointment of such successor Trustee relates; but, on request of the Company or any successor Trustee, such retiring Trustee shall duly assign, transfer and deliver to such successor Trustee all property and money held by such retiring Trustee hereunder with respect to the Securities of that or those series to which the appointment of such successor Trustee relates.

(c)                                  Upon request of any such successor Trustee, the Company shall execute any and all instruments for more fully and certainly vesting in and confirming to such successor Trustee all such rights, powers and trusts referred to in paragraph (a) or (b) of this Section, as the case may be.

(d)                                 No successor Trustee shall accept its appointment unless at the time of such acceptance such successor Trustee shall be qualified and eligible under the Trust Indenture Act.

(e)                                  The Company shall give notice of each resignation and each removal of the Trustee with respect to the Securities of any series and each appointment of a successor Trustee with respect to the Securities of any series in the manner provided for notices to the Holders of Securities in Section 1.6.  Each notice shall include the name of the successor Trustee with respect to the Securities of such series and the address of its Corporate Trust Office.

Section 6.11.                             Eligibility; Disqualification.  There shall at all times be a Trustee hereunder with respect to each series of Securities (which need not be the same Trustee for all series).  Each Trustee hereunder shall be eligible to act as trustee under Section 310(a)(1) of the Trust Indenture Act and shall have a combined capital and surplus of at least $50,000,000.  If such corporation publishes reports of condition at least annually, pursuant to law or the requirements of Federal, State, Territorial or District of Columbia supervising or examining authority, then for the purposes of this Section, the combined capital and surplus of such corporation shall be deemed to be its combined capital and surplus as set forth in its most recent report of condition so published.  If at any time the Trustee shall cease to be eligible in accordance with the provisions of this Section, it shall resign immediately in the manner and with the effect hereinafter specified in this Article.

If the Trustee has or shall acquire a conflicting interest within the meaning of the Trust Indenture Act, the Trustee shall either eliminate such interest or resign, to the extent and in the manner provided by, and subject to the provisions of, the Trust Indenture Act and this Indenture.  To the extent permitted by the Trust Indenture Act, any Trustee hereunder shall not be deemed to have a conflicting interest by virtue of being the trustee under (i) the Senior Indenture, dated as of July 1, 1999, between the Company and The Chase Manhattan Bank (now renamed JPMorgan Chase Bank), as trustee, (ii) the Junior Subordinated Indenture, dated as of July 1, 1999 (the “Junior Subordinated Indenture”), between the Company acting through its branch located in Wellington, New Zealand and The Chase Manhattan Bank (now renamed JPMorgan Chase Bank), as trustee, (iii) the Amended and Restated Declaration of Trust of Westpac Capital Trust I, dated as of July 1, 1999, among Westpac Capital Holdings Inc., as sponsor, Lewis E. Love, Jr., Manuela Adl and Robert Goldwasser, as the regular trustees, The Chase Manhattan Bank (now renamed JPMorgan Chase Bank), as the property trustee, Chase Manhattan Bank Delaware (now renamed Chase Manhattan Bank USA, National Association), as the Delaware trustee and the holders from time to time of the securities representing undivided beneficial ownership interests in the assets of Westpac Capital Trust I, (iv) the Amended and Restated Declaration of Trust of Tavarua Funding Trust I, dated as of July 1, 1999, among Westpac Funding Holdings Pty Ltd., as sponsor, Lewis E. Love, Jr., Manuela Adl and Robert Goldwasser, as the regular trustees, The Chase Manhattan Bank (now renamed JPMorgan Chase Bank), as the property trustee, Chase Manhattan Bank Delaware (now renamed Chase Manhattan Bank USA, National Association), as the Delaware trustee and the holders from time to time of the securities representing undivided beneficial ownership interests in the assets of Tavarua Funding Trust I, (v) the Capital Trust Preferred Securities Guarantee, dated as of July 1, 1999, between the Company, as guarantor, and The Chase Manhattan Bank (now renamed JPMorgan Chase Bank), as capital trust preferred guarantee trustee, (vi) the Funding Trust Preferred Securities Guarantee, dated as of July 1, 1999, between the Company, as guarantor, and The Chase Manhattan Bank (now renamed JPMorgan Chase Bank), as funding trust preferred guarantee trustee and (vii) the 8% New Zealand-dollar denominated junior subordinated convertible debentures, issued by the Company acting through its branch located in Wellington, New Zealand pursuant to the Junior Subordinated Indenture.

Section 6.12.                             Merger, Conversion, Consolidation or Succession to Business.  Any corporation into which the Trustee may be merged or converted or with which it may be consolidated, or any corporation resulting from any merger, conversion or consolidation to which the Trustee shall be a party, or any corporation succeeding to all or substantially all the corporate trust business of the Trustee, shall be the successor of the Trustee hereunder, provided such corporation shall be otherwise qualified and eligible under this Article, without the execution or filing of any paper or any further act on the part of any of the parties hereto.  In case any Securities shall have been authenticated, but not delivered, by the Trustee then in office, any successor by merger, conversion or consolidation to such authenticating Trustee may adopt such authentication and deliver the Securities so authenticated with the same effect as if such successor Trustee had itself authenticated such Securities.

Section 6.13.                             Appointment of Authenticating Agent.  The Trustee shall initially be the Authenticating Agent.  The Trustee may appoint an Authenticating Agent or Agents with respect to one or more series of Securities which shall be authorized to act on behalf of the Trustee to authenticate Securities of such series issued upon original issue exchange, registration of transfer or partial redemption thereof, and Securities so authenticated shall be entitled to the benefits of this Indenture and shall be valid and obligatory for all purposes as if authenticated by the Trustee hereunder.  Any such appointment shall be evidenced by an instrument in writing signed by a Responsible Officer of the Trustee, a copy of which instrument shall be promptly furnished to the Company.  Wherever reference is made in this Indenture to the authentication and delivery of Securities by the Trustee or the Trustee’s certificate of authentication, such reference shall be deemed to include authentication and delivery on behalf of the Trustee by an Authenticating Agent and a certificate of authentication executed on behalf of the Trustee by an Authenticating Agent.  Each Authenticating Agent shall be acceptable to the Company and, except as may otherwise be provided pursuant to Section 3.1, shall at all times be a bank or trust company or corporation organized and doing business and in good standing under the laws of the United States of America or of any State or the District of Columbia, authorized under such laws to act as Authenticating Agent, having a combined capital and surplus of not less than $50,000,000 and subject to supervision or examination by Federal or State authorities.  If such Authenticating Agent publishes reports of condition at least annually, pursuant to law or the requirements of the aforesaid supervising or examining authority, then for the purposes of this Section, the combined capital and surplus of such Authenticating Agent shall be deemed to be its combined capital and surplus as set forth in its most recent report of condition so published.  In case at any time an Authenticating Agent shall cease to be eligible in accordance with the provisions of this Section, such Authenticating Agent shall resign immediately in the manner and with the effect specified in this Section.

Any corporation into which an Authenticating Agent may be merged or converted or with which it may be consolidated, or any corporation resulting from any merger, conversion or consolidation to which such Authenticating Agent shall be a party, or any corporation succeeding to the corporate agency or corporate trust business of an Authenticating Agent, shall continue to be an Authenticating Agent, provided such corporation shall be otherwise eligible under this Section, without the execution or filing of any paper or further act on the part of the Trustee or the Authenticating Agent.

An Authenticating Agent for any series of Securities may at any time resign by giving written notice of resignation to the Trustee for such series and to the Company. The Trustee for any series of Securities may at any time terminate the agency of an Authenticating Agent by giving written notice of termination to such Authenticating Agent and to the Company.  Upon receiving such a notice of resignation or upon such a termination, or in case at any time such Authenticating Agent shall cease to be eligible in accordance with the provisions of this Section, the Trustee for such series may appoint a successor Authenticating Agent which shall be acceptable to the Company and shall give notice of such appointment to all Holders of Securities of the series with respect to which such Authenticating Agent will serve in the manner set forth in Section 1.6.  Any successor Authenticating Agent upon acceptance of its appointment hereunder shall become vested with all the rights, powers and duties of its predecessor hereunder, with like effect as if originally named as an Authenticating Agent herein.  No successor Authenticating Agent shall be appointed unless eligible under the provisions of this Section.

The Company agrees to pay to each Authenticating Agent from time to time such reasonable compensation as the Company and such Authenticating Agent agree in writing from time to time including reimbursement of its reasonable expenses for its services under this Section.

If an appointment with respect to one or more series is made pursuant to this Section, the Securities of such series may have endorsed thereon, in addition to or in lieu of the Trustee’s certificate of authentication, an alternate certificate of authentication substantially in the following form:

This is one of the Securities of the series designated herein and issued under the within-mentioned Indenture.

JPMorgan Chase Bank, as Trustee

By
as Authenticating Agent

By
Authorized Signature

Section 6.14.                             Preferential Collection of Claims Against Company.  If and when the Trustee shall be or become a creditor of the Company (or any other obligor under the Securities), the Trustee shall be subject to the provisions of the Trust Indenture Act regarding the collection of claims against the Company (or any such other obligor).

ARTICLE VII

CONSOLIDATION, MERGER OR SALE BY THE COMPANY

Section 7.1.                                   Consolidation, Merger or Sale of Assets Permitted.  The Company may not merge or consolidate with or into any other Person or sell, convey, transfer all or substantially all of its assets to any Person, unless (i) (A) in the case of such merger or consolidation, the Company is the surviving Person or (B) the Person formed by such consolidation, into which the Company is merged, or the Person which acquires by sale, conveyance or transfer, the assets of the Company expressly assumes by supplemental indenture delivered to the Trustee all the obligations of the Company under the Securities and any coupons appertaining thereto and under this Indenture, (ii) immediately thereafter, giving effect to such merger or consolidation, or such sale, conveyance or transfer, no Default or Event of Default shall have occurred and be continuing and (iii) the Company shall have delivered to the Trustee an Officers’ Certificate and an Opinion of Counsel each stating that such merger, consolidation, sale, conveyance or transfer complies with this Article and that all conditions precedent herein provided for relating to such transaction have been complied with (which Opinion of Counsel may rely on such Officers’ Certificate with respect to compliance with the preceding clause (ii)).  In the event of the assumption by a successor Person of the obligations of the Company as provided in clause (i)(B) of the immediately preceding sentence, such successor Person shall succeed to and be substituted for the Company hereunder and under the Securities and any coupons appertaining thereto and all such obligations of the Company shall terminate and, if such successor Person is organized under the laws of a country other than the Commonwealth of Australia or a political subdivision of a country other than the Commonwealth of Austrailia, references in Section 9.8(a) hereof (except clause (5) thereof) to “Commonwealth of Australia” shall be treated as references to both the Commonwealth of Australia and the country in which such successor Person is organized or resident (or deemed resident for tax purposes).

ARTICLE VIII

SUPPLEMENTAL INDENTURES

Section 8.1.                                   Supplemental Indentures Without Consent of Holders.  Without the consent of any Holders, the Company and the Trustee, at any time and from time to time, may enter into indentures supplemental hereto, in form reasonably satisfactory to the Trustee, for any of the following purposes:

(1)                                  to evidence the succession of another Person to the Company and the assumption by any such successor of the covenants and obligations of the Company herein and in the Securities (with such changes herein and therein as may be necessary or advisable to reflect such Person’s legal status, if such Person is not a corporation); or

(2)                                  to add to the covenants of the Company for the benefit of the Holders of all or any series of Securities (and if such covenants are to be for the benefit of less than all series of Securities, stating that such covenants, for which a grace period may be provided, are expressly being included solely for the benefit of such series) or to surrender any right or power herein conferred upon the Company or to comply with any requirement of the Commission in connection with the qualification of this Indenture under the Trust Indenture Act or otherwise; or

(3)                                  to add any additional Defaults or Events of Default with respect to all or any series of Securities; or

(4)                                  to add to or change any of the provisions of this Indenture to such extent as shall be necessary to facilitate the issuance of Bearer Securities (including, without limitation, to provide that Bearer Securities may be registrable as to principal only) or to facilitate or provide for the issuance of Securities in global form in addition to or in place of Securities in certificated form; or

(5)                                  to change or eliminate any of the provisions of this Indenture, provided that any such change or elimination shall become effective only with respect to any series of Securities which has not been issued as of the execution of such supplemental indenture or when there is no Security Outstanding of any series created prior to the execution of such supplemental indenture which is entitled to the benefit of such provision; or

(6)                                  to secure the Securities; or

(7)                                  to establish the form or terms of Securities of any series as permitted by Sections 2.1 and 3.1; or

(8)                                  to provide for the delivery of indentures supplemental hereto or the Securities of any series in or by means of any computerized, electronic or other medium, including without limitation by computer diskette; or

(9)                                  to evidence and provide for the acceptance of appointment hereunder by a successor Trustee with respect to the Securities of one or more series or to add to or change any of the provisions of this Indenture as shall be necessary to provide for or facilitate the administration of the trusts hereunder by more than one Trustee, pursuant to the requirements of Article VI; or

(10)                            if allowed without penalty under applicable laws and regulations, to permit payment in the United States (including any of the states and the District of Columbia), its territories, its possessions and other areas subject to its jurisdiction of principal, premium, if any, or interest, if any, on Bearer Securities or coupons, if any; or

(11)                            to maintain qualification of this Indenture under the Trust Indenture Act; or

(12)                            to correct or supplement any provision herein which may be inconsistent with any other provision herein or to cure any ambiguity or omission or to correct any mistake, provided such action shall not adversely affect the interests of the Holders of Securities of any series; or

(13)                            to modify the provisions of Article XII (except, with respect to any Outstanding Securities of any series, to the extent prohibited by Section 8.2(5)); or

(14)                            to make any other provisions with respect to matters or questions arising under this Indenture, provided such action shall not adversely affect the interests of the Holders of Securities of any series;

provided, however, that without the prior written consent of the Australian Prudential Regulation Authority, a Supplemental Indenture under this Section may not make any change to the Indenture or any supplemental indenture that would affect the eligibility of any Outstanding Securities of any series to continue to qualify as Lower Tier 2 capital.

Section 8.2.                                   With Consent of Holders.  With the written consent of the Holders of not less than a majority of the aggregate principal amount of the Outstanding Securities of each series adversely affected by such supplemental indenture (with the Securities of each series voting as a class), the Company and the Trustee may enter into an indenture or indentures supplemental hereto to add any provisions to or to change or eliminate any provisions of this Indenture or of any other indenture supplemental hereto or to modify the rights of the Holders of Securities of each such series; provided, however, that without the prior written consent of the Australian Prudential Regulation Authority, a Supplemental Indenture under this Section may not make any change to the Indenture or any supplemental indenture that would affect the eligibility of any Outstanding Securities of any series to continue to qualify as Lower Tier 2 capital; and provided further, however, that without the consent of the Holder of each Outstanding Security affected thereby, a supplemental indenture under this Section may not:

(1)                                  change the Stated Maturity of the principal of, or any installment of principal of or interest on, any Security, or reduce the principal amount thereof or the rate of interest thereon or any premium payable upon the redemption thereof, or reduce the amount of the principal of an Original Issue Discount Security or Indexed Security that would be due and payable upon a declaration of acceleration of the Maturity thereof pursuant to Section 5.2, or change the coin or currency in which any Securities or any premium or the interest thereon is payable, or impair the right to institute suit for the enforcement of any such payment on or after the Stated Maturity thereof (or, in the case of redemption, on or after the Redemption Date);

(2)                                  reduce the percentage in principal amount of the Outstanding Securities of any series, the consent of whose Holders is required for any such supplemental indenture, or the consent of whose Holders is required for any waiver (of compliance with certain provisions of this Indenture or certain defaults hereunder and their consequences) provided for in this Indenture;

(3)                                  change any obligation of the Company to maintain an office or agency in the places and for the purposes specified in Section 9.2;

(4)                                  except to the extent provided in Section 8.1(9), make any change in Section 5.2, 5.7, 5.10 or this Section 8.2 except to increase any percentage or to provide that certain other provisions of this Indenture cannot be modified or waived except with the consent of the Holders of each Outstanding Security affected thereby; or

(5)                                  modify the provisions of Article XII of this Indenture with respect to the subordination of Outstanding Securities of any series in a manner adverse to the Holders thereof.

For the purposes of this Section 8.2, if the Securities of any series are issuable upon the exercise of warrants, any holder of an unexercised and unexpired warrant with respect to such series shall not be deemed to be a Holder of Outstanding Securities of such series in the amount issuable upon the exercise of such warrants.

A supplemental indenture which changes or eliminates any covenant or other provision of this Indenture which has expressly been included solely for the benefit of one or more particular series of Securities, or which modifies the rights of the Holders of Securities of such series with respect to such covenant or other provision, shall be deemed not to affect the rights under this Indenture of the Holders of Securities of any other series.

Immediately prior to entering into a supplemental indenture amending such sections or changing the Stated Maturity of the principal of the Securities of any series pursuant to this Section 8.2, the Company shall deliver to the Trustee an Officers’

Certificate stating that the Company is entitled to effect such amendment or change and setting forth a statement of facts showing that the conditions precedent to the right of the Company to do so have occurred.

It is not necessary under this Section 8.2 for the Holders to consent to the particular form of any proposed supplemental indenture, but it is sufficient if they consent to the substance thereof.

Section 8.3.                                   Compliance with Trust Indenture Act.  Every amendment to this Indenture or the Securities of one or more series shall be set forth in a supplemental indenture that complies with the Trust Indenture Act as then in effect.

Section 8.4.                                   Execution of Supplemental Indentures.  In executing, or accepting the additional trusts created by, any supplemental indenture permitted by this Article or the modification thereby of the trusts created by this Indenture, the Trustee shall be entitled to receive, and shall be fully protected in relying upon, an Officers’ Certificate and an Opinion of Counsel stating that the execution of such supplemental indenture is authorized or permitted by this Indenture.  The Trustee may, but shall not be obligated to, enter into any such supplemental indenture which adversely affects the Trustee’s own rights, duties or immunities under this Indenture or otherwise.  The Trustee shall enter into any such supplemental indenture if such supplemental indenture does not adversely affect the Trustee’s own rights, duties or immunities under this Indenture or otherwise.

Section 8.5.                                   Effect of Supplemental Indentures.  Upon the execution of any supplemental indenture under this Article, this Indenture shall be modified in accordance therewith, and such supplemental indenture shall form a part of this Indenture for all purposes; and every Holder of Securities theretofore or thereafter authenticated and delivered hereunder and of any coupon appertaining thereto shall be bound thereby; provided that if such supplemental indenture makes any of the changes described in clauses (1) through (5) of the first proviso to Section 8.2, such supplemental indenture shall bind each Holder of a Security who has consented to it and every subsequent Holder of such Security or any part thereof.

Section 8.6.                                   Reference in Securities to Supplemental Indentures.  Securities, including any coupons, of any series authenticated and delivered after the execution of any supplemental indenture pursuant to this Article may, and shall if required by the Trustee, bear a notation in form approved by the Trustee as to any matter provided for in such supplemental indenture.  If the Company shall so determine, new Securities including any coupons of any series so modified as to conform, in the opinion of the Trustee and the Company, to any such supplemental indenture may be prepared and executed by the Company and authenticated and delivered by the Trustee in exchange for Outstanding Securities including any coupons of such series.

ARTICLE IX

COVENANTS

Section 9.1.                                   Payment of Principal, Premium, if any, and Interest.  The Company covenants and agrees for the benefit of the Holders of each series of Securities that it will duly and punctually pay the principal of, and premium, if any, and interest on the Securities of that series in accordance with the terms of the Securities of such series, any coupons appertaining thereto and this Indenture.  An installment of principal, premium, if any, or interest shall be considered paid on the date it is due if the Trustee or Paying Agent holds on that date money designated for and sufficient to pay the installment.

Section 9.2.                                   Maintenance of Office or Agency.  If Securities of a series are issued as Registered Securities, the Company will maintain in each Place of Payment for any series of Securities an office or agency where Securities of that series may be presented or surrendered for payment, where Securities of that series may be surrendered for registration of transfer or exchange and where notices and demands to or upon the Company in respect of the Securities of that series and this Indenture may be served.  If Securities of a series are issuable as Bearer Securities, the Company will maintain, (i) subject to any laws or regulations applicable thereto, an office or agency in a Place of Payment for that series which is located outside the United States, where Securities of that series and related coupons may be presented and surrendered for payment; provided, however, that if the Securities of that series are listed on The International Stock Exchange of the United Kingdom and the Republic of Ireland Limited, the Luxembourg Stock Exchange or any other stock exchange located outside the United States and such stock exchange shall so require, the Company will maintain a Paying Agent for the Securities of that series in London, Luxembourg or any other required city located outside the United States, as the case may be, so long as the Securities of that series are listed on such exchange and (ii) subject to any laws or regulations applicable thereto, an office or agency in a Place of Payment for that series which is located outside the United States where Securities of that series may be surrendered for exchange and where notices and demands to or upon the Company in respect of the Securities of that series and this Indenture may be served.  The Company will give prompt written notice to the Trustee of the location, and any change in the location, of any such office or agency.  If at any time the Company shall fail to maintain any such required office or agency or shall fail to furnish the Trustee with the address thereof, such presentations, surrenders, notices and demands may be made or served at the Corporate Trust Office of the Trustee, and the Company hereby appoints the Trustee as its agent to receive all such presentations, surrenders, notices and demands.

Unless otherwise specified as contemplated by Section 3.1, no payment of principal, premium or interest on Bearer Securities shall be made at any office or agency of the Company in the United States, by check mailed to any address in the United States, by transfer to an account located in the United States or upon presentation or surrender in the United States of a Bearer Security or coupon for payment, even if the payment would be credited to an account located outside the United States; provided, however, that, if the Securities of a series are denominated and payable in Dollars, payment of principal of and any premium or interest on any such Bearer Security shall be made at an office of a Paying Agent of the Company in the Borough of Manhattan, the City of New York, if (but only if) payment in Dollars of the full amount of such principal, premium or interest, as the case may be, at all offices or agencies outside the United States maintained for the purpose by the Company in accordance with this Indenture is illegal or effectively precluded by exchange controls or other similar restrictions.

Subject to the preceding paragraphs, the Company may also from time to time designate one or more other offices or agencies where the Securities (including any coupons, if any) of one or more series may be presented or surrendered for any or all such purposes and may from time to time rescind such designations; provided, however, that no such designation or rescission shall in any manner relieve the Company of its obligation to maintain an office or agency in each Place of Payment for Securities (including any coupons, if any) of any series for such purposes.  The Company will give prompt written notice to the Trustee of any such designation or rescission and of any change in the location of any such other office or agency.

Unless otherwise specified as contemplated by Section 3.1, the Trustee shall initially serve as Paying Agent.  The Paying Agent may make reasonable rules not inconsistent herewith for the performance of its functions.

Section 9.3.                                   Money for Securities to Be Held in Trust; Unclaimed Money.  If the Company shall at any time act as its own Paying Agent with respect to any series of Securities, it will, on or before each due date of the principal of, or premium, if any, or interest on any of the Securities of that series, segregate and hold in trust for the benefit of the Persons entitled thereto a sum sufficient to pay the principal, premium, if any, or interest so becoming due until such sums shall be paid to such Persons or otherwise disposed of as herein provided and will promptly notify the Trustee in writing of its action or failure so to act.

If the Company is not acting as its own Paying Agent, the Company will cause each Paying Agent for any series of Securities other than the Trustee to execute and deliver to the Trustee an instrument in which such Paying Agent shall agree with the Trustee, subject to the provisions of this Section, that such Paying Agent will:

(1)                                  hold all sums held by it for the payment of the principal of, or premium, if any, or interest on Securities of that series in trust for the benefit of the Persons entitled thereto until such sums shall be paid to such Persons or otherwise disposed of as herein provided;

(2)                                  give the Trustee notice of any default by the Company (or any other obligor upon the Securities of that series) in the making of any payment of principal, premium, if any, or interest on the Securities; and

(3)                                  at any time during the continuance of any such default, upon the written request of the Trustee, forthwith pay to the Trustee all sums so held in trust by such Paying Agent.

The Company may at any time, for the purpose of obtaining the satisfaction and discharge of this Indenture or for any other purpose, pay, or by Company Order direct any Paying Agent to pay, to the Trustee all sums held in trust by the Company or such Paying Agent, such sums to be held by the Trustee upon the same trusts as those upon which such sums were held by the Company or such Paying Agent; and, upon such payment by any Paying Agent to the Trustee, such Paying Agent shall be released from all further liability with respect to such money.  If the Company acts as Paying Agent, it shall segregate the money held by it as Paying Agent and hold it in a separate trust fund.

Any money deposited with the Trustee or any Paying Agent, or then held by the Company, in trust for the payment of any principal, premium or interest or other amounts on any Security of any series and remaining unclaimed for two years after such principal, premium, if any, or interest or other amounts has become due and payable shall be paid to the Company on Company Request, or (if then held by the Company) shall be discharged from such trust; and the Holder of such Security and coupon, if any, shall thereafter, as an unsecured general creditor, look only to the Company for payment thereof, and all liability of the Trustee or such Paying Agent with respect to such trust money, and all liability of the Company as trustee thereof, shall thereupon cease; provided, however, that the Trustee or such Paying Agent, before being required to make any such repayment, may at the expense of the Company cause to be published once, in a newspaper published in the English language, customarily published on each Business Day and of general circulation in The City of New York, or cause to be mailed to such Holder, notice that such money remains unclaimed and that, after a date specified therein, which shall not be less than 30 days from the date of such publication, any unclaimed balance of such money then remaining will be repaid to the Company.

Section 9.4.                                   Corporate Existence.  Subject to Article VII, the Company will at all times do or cause to be done all things necessary to preserve and keep in full force and effect its corporate existence and its rights and franchises; provided that nothing in this Section 9.4 shall prevent the abandonment or termination of any right or franchise of the Company if, in the opinion of the Company, such abandonment or termination is in the best interests of the Company.

Section 9.5.                                   Insurance.  The Company covenants and agrees that it will maintain, and cause each of its Subsidiaries to maintain, insurance with responsible and reputable insurance companies or associations or through a program of self-insurance in such amounts and covering such risks as are consistent with sound business practice for corporations engaged in the same or a similar business similarly situated.

Section 9.6.                                   Reports by the Company.  The Company covenants:

(a)                                    to file with the Trustee, within 30 days after the Company is required to file the same with the Commission, copies of the annual reports and of the information, documents and other reports (or copies of such portions of any of the foregoing as the Commission may from time to time by rules and regulations prescribe) which the Company may be required to file with the Commission pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934, as amended; or, if the Company is not required to file information, documents or reports pursuant to either of such sections, then to file with the Trustee and the Commission, in accordance with rules and regulations prescribed from time to time by the Commission, such of the supplementary and periodic information, documents and reports which may be required pursuant to Section 13 of the Securities Exchange Act of 1934, as amended, in respect of a security listed and registered on a national securities exchange as may be prescribed from time to time in such rules and regulations;

(b)                                   to file with the Trustee and the Commission, in accordance with the rules and regulations prescribed from time to time by the Commission, such additional information, documents and reports with respect to compliance by the Company with the conditions and covenants provided for in this Indenture, as may be required from time to time by such rules and regulations; and

(c)                                    to transmit to all Holders of Securities within 30 days after the filing thereof with the Trustee, in the manner and to the extent provided in Section 313(c) of the Trust Indenture Act, such summaries of any information, documents and reports required to be filed by the Company pursuant to subsections (a) and (b) of this Section 9.6, as may be required by rules and regulations prescribed from time to time by the Commission.

Section 9.7.                                   Annual Review Certificate.  The Company covenants and agrees to deliver to the Trustee, within 120 days after the end of each fiscal year of the Company, a brief certificate from the principal executive officer, principal financial officer or principal accounting officer as to his or her knowledge of the Company’s compliance with all conditions and covenants under this Indenture.  For purposes of this Section 9.7, such compliance shall be determined without regard to any period of grace or requirement of notice provided under this Indenture.

Section 9.8.                                   Payment of Additional Amounts.  (a)  All payments in respect of the Securities shall be made without withholding or deduction for, or on account of, any taxes, assessments or other governmental charges (“relevant tax”) imposed or levied by or on behalf of the Commonwealth of Australia or any political subdivision or authority in or of the Commonwealth of Australia, unless the withholding or deduction is required by law.  In that event, the Company will pay such additional amounts (“Additional Amounts”) as may be necessary so that the net amount received by the Holder of the Securities, after such withholding or deduction, will equal the amount that the Holder would have received in respect of the Securities without such withholding or deduction.  However, the Company will pay no Additional Amounts:

(1)                                  to the extent that the relevant tax is imposed or levied by virtue of the Holder, or the beneficial owner, of the Securities having some connection (whether present, past or future) with the Commonwealth of Australia or any political subdivision or authority of or in the Commonwealth of Australia, other than being a Holder, or the beneficial owner, of the Securities;

(2)                                  to the extent that the relevant tax is imposed or levied by virtue of the Holder, or the beneficial owner, of the Securities not complying with any statutory requirements or not having made a declaration of non-residence in, or other lack of connection with, the Commonwealth of Australia or any political subdivision or authority of or in the Commonwealth of Australia or any similar claim for exemption, if the Company or its agent has provided the Holder, or the beneficial owner, of the Securities with at least 60 days’ prior written notice of an opportunity to comply with such statutory requirements or make a declaration or claim;

(3)                                  to the extent that the relevant tax is imposed or levied by virtue of the Holder, or the beneficial owner, of the Securities having presented for payment more than 30 days after the date on which the payment in respect of the Securities first became due and payable, except to the extent that the Holder, or the beneficial owner, of the Securities would have been entitled to such Additional Amounts if the Holder or beneficial owner had presented the Securities for payment on any day within such 30-day period;

(4)                                  to the extent that the relevant tax is imposed or levied by virtue of the Holder, or the beneficial owner, of the Securities having presented the Securities for payment in the Commonwealth of Australia, unless the Securities could not have been presented for payment elsewhere; or

(5)                                  to the extent that the relevant tax is imposed or levied by virtue of the Holder, or the beneficial owner, of the Securities being an associate of the

Company for purposes of Section 128F(6) of the Income Tax Assessment Act 1936 of the Commonwealth of Australia.

In addition, the Company will pay no Additional Amounts to any Holder who is a fiduciary or partnership or other than the sole beneficial owner of the payment in respect of the Securities to the extent such payment would, under the laws of the Commonwealth of  Australia or any political subdivision or authority of or in the Commonwealth of Australia, be treated as being derived or received for tax purposes by a beneficiary or settlor with respect to such fiduciary or a member of such partnership or a beneficial owner who would not have been entitled to Additional Amounts had it been the Holder of the Securities.

(b)                                 Any reference in this Indenture or any indenture supplemental hereto to principal or interest shall be deemed to also refer to any Additional Amount that may be payable under this Section 9.8.

Section 9.9.                                   Payment of Stamp Taxes.  The Company will pay or discharge or cause to be paid or discharged all stamp and similar taxes, if any, that may be imposed by the Commonwealth of Australia or any political subdivision or taxing authority thereof or therein with respect to the execution or delivery of this Indenture or the Securities.

Section 9.10.                             Indemnification of Judgment Currency.  The Company shall indemnify the Trustee and any Holder of a Security against any loss incurred by the Trustee or such Holder, as the case may be, as a result of any judgment or order being given or made for any amount due under this Indenture or such Security and such judgment or order being expressed and paid in a currency (the “Judgment Currency”) other than the currency in which such Security is denominated or payable, as the case may be (the “Specified Currency”), and as a result of any variation as between (i) the rate of exchange at which the Specified Currency amount is converted into the Judgment Currency for the purpose of such judgment or order and (ii) the spot rate of exchange in The City of New York at which the Trustee or such Holder, as the case may be, on the date of payment of such judgment or order is able to purchase the Specified Currency with the amount of the Judgment Currency actually received by the Trustee or such Holder.  The foregoing indemnity shall constitute a separate and independent obligation of the Company and shall continue in full force and effect notwithstanding any such judgment or order as aforesaid.  The term “spot rate of exchange” shall include any premiums and costs of exchange payable in connection with the purchase of, or conversion into, the Specified Currency.

Section 9.11.                             Waiver of Certain Covenants.  Company may omit in any particular instance to comply with any term, provision or condition set forth in Section 9.4 and 9.9 with respect to the Securities of any series if before the time for such compliance the Holders of at least a majority in principal amount of the Outstanding

Securities of such series shall, by Act of such Holders, either waive such compliance in such instance or generally waive compliance with such term, provision or condition, but no such waiver shall extend to or affect such term, provision or condition except to the extent so expressly waive, and, until such waiver shall become effective, the obligations of the Company and the duties of the Trustee in respect of any such term, provision or condition shall remain in full force and effect.

ARTICLE X

REDEMPTION

Section 10.1.                             Applicability of Article.  (a)  Securities (including coupons, if any) of or within any series that are redeemable in whole or in part before their Stated Maturity shall be redeemable in accordance with their terms and (except as otherwise specified as contemplated by Section 3.1 for Securities of any series) in accordance with this Article.

(b)                                 No Securities of any series will be redeemed before their Stated Maturity without the prior written approval of the Australian Prudential Regulation Authority.

Section 10.2.                             Election to Redeem; Notice to Trustee.  The election of the Company to redeem any Securities, including coupons, if any, shall be evidenced by or pursuant to a Board Resolution or a Company Order.  In the case of any redemption at the election of the Company of less than all the Securities or coupons, if any, of any series having the same terms, the Company shall, at least 45 but not more than 60 days prior to the Redemption Date fixed by the Company (unless a shorter notice shall be satisfactory to the Trustee), notify the Trustee of such Redemption Date, of the principal amount of Securities of such series to be redeemed and, if applicable, of the tenor of the Securities to be redeemed.  In the case of any redemption of Securities (i) prior to the expiration of any restriction on such redemption provided in the terms of such Securities or elsewhere in this Indenture or (ii) pursuant to an election of the Company that is subject to a condition specified in the terms of such Securities, the Company shall furnish the Trustee with an Officers’ Certificate evidencing compliance with such restriction or condition.

Section 10.3.                             Selection of Securities to Be Redeemed.  Unless otherwise specified as contemplated by Section 3.1, if less than all the Securities (including coupons, if any) of a series with the same terms are to be redeemed, the Trustee, not more than 60 but at least 45 days prior to the Redemption Date, shall select the Securities of the series to be redeemed in such manner as the Trustee shall deem fair and appropriate.  The Trustee shall make the selection from Securities of the series that are Outstanding and that have not previously been called for redemption and may provide for the selection for redemption of portions (equal to the minimum authorized denomination for Securities, including coupons, if any, of that series or any integral multiple thereof) of the principal amount of Securities, including coupons, if any, of such series of a denomination larger than the minimum authorized denomination for Securities of that series.  The Trustee shall promptly notify the Company in writing of the Securities selected by the Trustee for redemption and, in the case of any Securities selected for partial redemption, the principal amount thereof to be redeemed.  If the Securities (including coupons, if any) of a series having different issue dates, interest rates and maturities (whether or not originally issued in a Periodic Offering) are to be redeemed, the Company in its discretion may select the particular Securities or portions thereof to be redeemed and shall notify the Trustee thereof by such time prior to the relevant redemption date or dates as the Company and the Trustee may agree.

For purposes of this Indenture, unless the context otherwise requires, all provisions relating to the redemption of Securities (including coupons, if any) shall relate, in the case of any Securities (including coupons, if any) redeemed or to be redeemed only in part, to the portion of the principal amount of such Securities (including coupons, if any) that has been or is to be redeemed.

Section 10.4.                             Notice of Redemption.  Unless otherwise specified as contemplated by Section 3.1, notice of redemption shall be given in the manner provided in Section 1.6 not less than 30 days nor more than 60 days prior to the Redemption Date to the Holders of the Securities to be redeemed.

All notices of redemption shall state:

(1)                                  the Redemption Date;

(2)                                  the Redemption Price;

(3)                                  if less than all the Outstanding Securities of a series are to be redeemed, the identification (and, in the case of partial redemption, the principal amounts) of the particular Security or Securities to be redeemed;

(4)                                  in case any Security is to be redeemed in part only, the notice that relates to such Security shall state that on and after the Redemption Date, upon surrender of such Security, the holder will receive, without a charge, a new Security or Securities of authorized denominations for the principal amount thereof remaining unredeemed;

(5)                                  the Place or Places of Payment where such Securities, together in the case of Bearer Securities with all coupons appertaining thereto, if any, maturing after the Redemption Date, are to be surrendered for payment for the Redemption Price;

(6)                                  that Securities of the series called for redemption and all unmatured coupons, if any, appertaining thereto must be surrendered to the Paying Agent to collect the Redemption Price;

(7)                                  that, on the Redemption Date, the Redemption Price will become due and payable upon each such Security, or the portion thereof, to be redeemed and, if applicable, that interest thereon will cease to accrue on and after said date;

(8)                                  that the redemption is for a sinking fund, if such is the case;

(9)                                  that, unless otherwise specified in such notice, Bearer Securities of any series, if any, surrendered for redemption must be accompanied by all coupons maturing subsequent to the Redemption Date or the amount of any such missing coupon or coupons will be deducted from the Redemption Price, unless security or indemnity satisfactory to the Company, the Trustee and any Paying Agent is furnished; and

(10)                            the CUSIP number, if any, of such Securities.

Notice of redemption of Securities to be redeemed shall be given by the Company or, at the Company’s request, by the Trustee in the name and at the expense of the Company.  Any notice given in the manner provided herein shall be conclusively presumed to have been given, whether or not such notice is actually received.  Failure to mail any notice or defect in the mailed notice or the mailing thereof in respect of any Security shall not affect the validity of the redemption of any other Security.

Section 10.5.                             Deposit of Redemption Price.  On or prior to any Redemption Date, the Company shall deposit with the Trustee or with a Paying Agent (or, if the Company is acting as its own Paying Agent, which it may not do in the case of a sinking fund payment under Article XI, segregate and hold in trust as provided in Section 9.3) an amount of money in the currency or currencies (including currency units or composite currencies) in which the Securities of such series are payable (except as otherwise specified pursuant to Section 3.1 for the Securities of such series) sufficient to pay on the Redemption Date the Redemption Price of, and (unless the Redemption Date shall be an Interest Payment Date) interest accrued to the Redemption Date on, all Securities or portions thereof which are to be redeemed on that date.

Unless any Security by its terms prohibits any sinking fund payment obligation from being satisfied by delivering and crediting Securities (including Securities redeemed otherwise than through a sinking fund), the Company may deliver such Securities to the Trustee for crediting against such payment obligation in accordance with the terms of such Securities and this Indenture.

Section 10.6.                             Securities Payable on Redemption Date.  Notice of redemption having been given as aforesaid, the Securities so to be redeemed shall, on the Redemption Date, become due and payable at the Redemption Price therein specified, and from and after such date (unless the Company shall default in the payment of the Redemption Price and accrued interest) such Securities shall cease to bear interest and the coupons for any such interest appertaining to any Bearer Security so to be redeemed, except to the extent provided below, shall be void.  Except as provided in the next succeeding paragraph, upon surrender of any such Security, including coupons, if any, for redemption in accordance with said notice, such Security shall be paid by the Company at the Redemption Price, together with accrued interest to the Redemption Date; provided, however, that installments of interest on Bearer Securities whose Stated Maturity is on or prior to the Redemption Date and the principal of, and premium, if any, on such Bearer Securities shall be payable only at an office or agency located outside the United States and its possessions (except as otherwise provided in Section 9.2) and, unless otherwise specified as contemplated by Section 3.1, only upon presentation and surrender of coupons for such interest; and provided, further, that, unless otherwise specified as contemplated by Section 3.1, installments of interest on Registered Securities whose Stated Maturity is on or prior to the Redemption Date shall be payable to the Holders of such Securities, or one or more Predecessor Securities, registered as such at the close of business on the relevant Record Dates according to their terms and the provisions of Section 3.7.

If any Bearer Security surrendered for redemption shall not be accompanied by all appurtenant coupons maturing after the Redemption Date, such Bearer Security may be paid after deducting from the Redemption Price an amount equal to the face amount of all such missing coupons, or the surrender of such missing coupon or coupons may be waived by the Company and the Trustee if there be furnished to them such security or indemnity as they may require to save each of them and any Paying Agent harmless.  If thereafter the Holder of such Bearer Security shall surrender to the Trustee or any Paying Agent any such missing coupon in respect of which a deduction shall have been made from the Redemption Price, such Holder shall be entitled to receive the amount so deducted; provided, however, that interest represented by coupons shall be payable only at an office or agency located outside of the United States (except as otherwise provided pursuant to Section 9.2) and, unless otherwise specified as contemplated by Section 3.1, only upon presentation and surrender of those coupons.

If any Security called for redemption shall not be so paid upon surrender thereof for redemption, the principal (and premium, if any) shall, until paid, bear interest from the Redemption Date at the rate prescribed therefor in the Security.

Section 10.7.                             Securities Redeemed in Part.  Upon surrender of a Security that is redeemed in part at any Place of Payment therefor (with, if the Company or the Trustee so require, due endorsement by, or a written instrument of transfer in form satisfactory to the Company and the Trustee duly executed by, the Holder thereof or his attorney duly authorized in writing), the Company shall execute and the Trustee shall authenticate and deliver to the Holder of that Security, without service charge a new Security or Securities of the same series, having the same form, terms and Stated Maturity, in any authorized denomination equal in aggregate principal amount to the unredeemed portion of the principal amount of the Security surrendered.

Section 10.8.                             Optional Redemption Due to Changes in Australian Tax Treatment.  The Securities of any series may be redeemed, in whole but not in part, at the Redemption Price specified in the form of Security for such series established pursuant to Section 3.1, with any accrued interest to the Redemption Date, at any time within 90 days of the Company requesting and receiving an opinion of competent tax counsel to the effect that there has been, an amendment to, change in or announced proposed change in the laws, or regulations under those laws, of the Commonwealth of Australia or any political subdivision or authority thereof or therein (or, in the event of the assumption pursuant to Section 7.1 of the obligations of the Company hereunder by a successor Person organized under the laws of a jurisdiction other than the Commonwealth of Australia or any political subdivision or authority thereof or therein, of the Commonwealth of Australia or the country in which such successor Person is organized or resident or deemed resident for tax purposes or any political subdivision or authority thereof or therein); a judicial decision interpreting, applying or clarifying those laws or regulations; an administrative pronouncement or action that represents an official position, including a clarification of an official position, of the governmental authority or regulatory body making the administrative pronouncement or taking any action; or a threatened challenge asserted in connection with an audit of the Company, or any of its subsidiaries, or a threatened challenge asserted in writing against any other taxpayer that has raised capital through the issuance of securities that are substantially similar to the Securities, which amendment or change is adopted or which proposed change, decision or pronouncement is announced or which action, clarification or challenge occurs on or after (A) with respect to taxes imposed by the Commonwealth of Australia or any political subdivision or authority thereof or therein, the date of the applicable prospectus supplement or term sheet or (B) in the event of the assumption pursuant to Section 7.1 of the obligations of the Company hereunder by a successor Person organized under the laws of a jurisdiction other than the Commonwealth of Australia (or any political subdivision thereof), with respect to taxes imposed by a non-Australian jurisdiction, the date of the transaction resulting in such assumption, in each case, following which there is more than an insubstantial risk that any payment on the Securities is, or will be, subject to withholding or deduction in respect of any taxes, assessments or other governmental charges; provided, however, that, if at the time there is available to the Company the opportunity to eliminate, within the 90-day period, the risk that any payment on the Securities is, or will be, subject to such withholding or deduction by taking some ministerial action, such as filing a form or making an election, or pursuing some other similar reasonable measure that in the Company’s sole judgment has or will cause no adverse effect on the Company or any of the Company’s Subsidiaries or Affiliates and will involve no material cost, the Company will pursue that measure in lieu of redeeming the Securities of any series pursuant to this Section 10.8.

ARTICLE XI

SINKING FUNDS

Section 11.1.                             Applicability of Article.  The provisions of this Article shall be applicable to any sinking fund for the retirement of Securities of a series except as otherwise specified as contemplated by Section 3.1 for Securities of such series.

The minimum amount of any sinking fund payment provided for by the terms of Securities of any series is herein referred to as a “mandatory sinking fund payment,” and any payment in excess of such minimum amount provided for by the terms of Securities of any series is herein referred to as an “optional sinking fund payment.”  If provided for by the terms of Securities of any series, the cash amount of any sinking fund payment may be subject to reduction as provided in Section 11.2.  Each sinking fund payment shall be applied to the redemption of Securities of any series as provided for by the terms of Securities of such series.

Section 11.2.                             Satisfaction of Sinking Fund Payments with Securities.  The Company (i) may deliver Outstanding Securities of a series (other than any previously called for redemption) together, in the case of Bearer Securities of such series, with all unmatured coupons appertaining thereto and (ii) may apply as a credit Securities of a series which have been redeemed either at the election of the Company pursuant to the terms of such Securities or through the application of permitted optional sinking fund payments pursuant to the terms of such Securities, in each case in satisfaction of all or any part of any sinking fund payment with respect to the Securities of such series required to be made pursuant to the terms of such Securities as provided for by the terms of such series; provided that such Securities have not been previously so credited.  Such Securities shall be received and credited for such purpose by the Trustee at the Redemption Price specified in such Securities for redemption through operation of the sinking fund and the amount of such sinking fund payment shall be reduced accordingly.

Section 11.3.                             Redemption of Securities for Sinking Fund.  Not less than 60 days prior to each sinking fund payment date for any series of Securities, the Company will deliver to the Trustee an Officers’ Certificate specifying the amount of the next ensuing sinking fund payment for that series pursuant to the terms of that series, the portion thereof, if any, which is to be satisfied by payment of cash and the portion thereof, if any, which is to be satisfied by delivering and crediting Securities of that series pursuant to Section 11.2 and will also deliver to the Trustee any Securities to be so delivered.  Not less than 30 days before each such sinking fund payment date the Trustee shall select the

Securities to be redeemed upon such sinking fund payment date in the manner specified in Section 10.3 and cause notice of the redemption thereof to be given in the name of and at the expense of the Company in the manner provided in Section 10.4.  Such notice having been duly given, the redemption of such Securities shall be made upon the terms and in the manner stated in Sections 10.5 and 10.6.

ARTICLE XII

SOLVENCY AND SUBORDINATION OF SECURITIES

Section 12.1.                             Solvency.  Notwithstanding anything in this Indenture or any Security to the contrary, prior to the commencement of a Winding Up of the Company:

(1)                                  the obligation of the Company to make any payment of principal, Redemption Price, interest or any other amount owing in respect of the Securities or in relation to this Indenture shall be conditional upon the Company being Solvent at the time such payment is due; and

(2)                                  the Company shall not make any payment of principal, Redemption Price, interest or any other amount owing in respect of the Securities or in relation to this Indenture except to the extent that the Company may make such payment and still be Solvent immediately thereafter.

Section 12.2.                             Subordination and Payment Over of Proceeds Upon Winding Up.

(a)                                  In a Winding Up of the Company, the rights and claims of Holders of the Securities and the Trustee (other than with respect to the costs, charges, expenses and liabilities incurred by the Trustee in or about the execution of the trusts hereunder, including the remuneration of the Trustee, which are governed by Section 12.2(d) below) are subordinated and junior in right of payment to the claims of the Senior Creditors of the Company (as defined below).

(b)                                 The Securities shall constitute direct and unsecured obligations of the Company, subordinated to Senior Creditors of the Company as and to the extent provided herein, and rank pari passu without any preference among themselves, and at least pari passu with all other unsecured Subordinated Indebtedness (as defined below) of the Company (save for certain mandatory exceptions provided by law including, but not limited to, Section 13A of the Banking Act 1959 of Australia and Section 23 of the Westpac Banking Corporation Act 1982 of New Zealand).

(c)                                  The Securities shall not constitute deposit liabilities of the Company in Australia or New Zealand for the purposes of the Banking Act 1959 of Australia or the Westpac Banking Corporation Act 1982 of New Zealand.

(d)                                 On a Winding Up of the Company, no amount shall be payable to the Holders in respect of the Securities and hereunder until the claims of the Senior Creditors of the Company have been satisfied in full and the rights of the Holders hereunder and under the Securities to receive any amounts in respect of the Securities and hereunder in the Winding Up of the Company shall be held by the Trustee upon trust:

FIRST, for application in payment or satisfaction of the costs, charges, expenses and liabilities incurred by the Trustee in or about the execution of the trusts hereunder (including the remuneration of the Trustee);

SECOND, pari passu and ratably (as to its due proportion only) with the holders of other Subordinated Indebtedness (as defined below) (if any) for distribution among the Senior Creditors of the Company (but only to the extent that their claims shall not have been satisfied in full;

THIRD, pari passu and ratably in or towards payment of the principal and interest owing in respect of the Securities; and

FOURTH, in payment of any balance to the Company or the liquidator of the Company on its behalf.

(e)                                  The trust for distribution among the Senior Creditors of the Company shall be performed by the Trustee by repaying to the liquidator of the Company the amount so to be distributed on terms that such liquidator shall distribute the same accordingly and, in that event, the receipt of the liquidator of the Company shall be a good discharge to the Trustee and the Trustee shall not be bound to supervise such distribution.

(f)                                    The Trustee shall be entitled and is hereby authorized by the Company to call for (and shall be entitled to accept as conclusive evidence thereof) a certificate from the liquidator of the Company as to:

(1)                                  the amounts of the claims of the Senior Creditors of the Company that shall have been admitted in the Winding Up and that shall not have been satisfied in full out of the other resources of the Company;

(2)                                  the Persons entitled thereto and their respective entitlements; and

(3)                                  the amounts of the claims of the holder or holders of any Subordinated Indebtedness.

Any certificate given by the liquidator of the Company as aforesaid shall be conclusive and binding on the Trustee and all Holders.

(g)                                Subject to the terms of this Article XII, the Trustee shall be entitled in the event of any Securities remaining unpaid (other than by reason of nonpresentation) at a time when the Securities have become payable to institute proceedings for the Winding Up of the Company to recover amounts due hereunder and under the Securities or to prove such amounts in any Winding Up or both.  If the Trustee, having become bound to institute proceedings in accordance with this Indenture, fails to do so or fails to prove in such Winding Up, any Holder may, upon giving to the Trustee an indemnity satisfactory to it, in the name of the Trustee (but not otherwise) itself take the proceedings that the Trustee could have instituted or proven in such Winding Up or both; provided, however, that nothing in this subsection (g) shall prevent the Trustee (or, where entitled under these presents to do so, any Holder) from taking any other proceedings to recover the amounts due hereunder or under the Securities or to pursue any other remedy permitted by the terms of Article V where Winding Up of the Company is unable to be commenced or completed for any reason whatsoever including, without limitation, action taken by the Reserve Bank of Australia in relation to the affairs of the Company.

(h)                                In a Winding Up of the Company, subject to the satisfaction in full of all Senior Claims (as defined below) admitted in such Winding Up, the Holders and the Trustee shall be subrogated (pro rata with the Holders (or the Trustee(s) for such Holders) of other claims ranking pari passu with the Holders’ Claims (as defined below), on the basis of the respective amounts paid over, directly or through the liquidator of the Company, to or for the benefit of the Senior Creditors of the Company) to the rights of the Senior Creditors of the Company to receive payments or distributions of cash, property or securities of the Company applicable to Senior Claims until the principal (and premium, if any) and interest, if any, in respect of the Securities of each series shall be paid in full; and, for the purposes of such subrogation, no payments or distributions to the Senior Creditors of the Company of cash, property or securities of the Company to which the Holders or the Trustee, directly or through the liquidator of the Company, to or for the benefit of Senior Creditors of the Company pursuant to the provisions of this Section 12.2, shall, as between the Company, its creditors other than by its Senior Creditors, and the Holders and the Trustee, be deemed to be a payment by the Company of or on account of Senior Claims.

(i)                                    For the purposes of this Article XII:

(1)                                  the term “Senior Creditors of the Company” means all creditors (present and future), including depositors of the Company, (i) whose claims are admitted in the Winding Up of the Company and (ii) who are not the holders of indebtedness of the Company the right to repayment of which by its terms is, or is expressed to be, subordinated in a Winding Up of the Company to the claims of all unsubordinated creditors of the Company; and the expression “its Senior Creditors” shall be construed accordingly; and

(2)                                  the term “Subordinated Indebtedness” means any indebtedness (present and future) of the Company that by its terms is, or is expressed to be, subordinated in the event of Winding Up of the Company to the claims of Senior Creditors of the Company, other than (i) indebtedness of the Company that does not have a fixed maturity date, (ii) indebtedness issued under the Junior Subordinated Indenture, (iii) any indebtedness the right to repayment of which by its terms is, or is expressed to be, equal in right of payment to indebtedness issued under such Junior Subordinated Indenture and (iv) any other indebtedness the right to repayment of which by its terms is, or is expressed to be, subordinated in the event of Winding Up of the Company to the indebtedness hereunder.

(j)                                     For the purposes of Sections 12.1 and 12.2:

(1)                                  the term “Holders’ Claims” shall mean claims of the Holders pursuant to the Securities of each series and this Indenture;

(2)                                  the term “Senior Claims” shall mean claims against the Company by the Senior Creditors of the Company;

(3)                                  the term “Solvent” when used in connection with the payment of any installment of principal or interest on the Securities of a series by the Company shall mean that (i) the Company is able to pay its debts as they fall due and (ii) that the Company’s Assets exceed its Liabilities;

(4)                                  the term “Assets” shall mean the total consolidated gross assets of the Company as shown by the latest published audited accounts of the Company but adjusted for events subsequent to the date of such accounts in such manner and to such extent as the directors, the Company’s auditors, or as the case may be, the Company’s liquidator may determine to be appropriate; and

(5)                                  the term “Liabilities” shall mean the total consolidated gross liabilities of the Company as shown by the latest public audited accounts of the Company but adjusted for events subsequent to the date of such accounts in such manner and to such extent as the directors, the Company’s auditors, or as the case may be, the Company’s liquidator may determine to be appropriate.

Section 12.3.                             Notice to Trustee.  The Company shall give prompt written notice to the Trustee of any fact known to the Company that would prohibit the making of any payment to or by the Trustee in respect of Securities of any series.  Notwithstanding the provisions of this Article or any other provision of this Indenture, the Trustee shall not be charged with knowledge of the existence of any facts that would prohibit the making of any payment to or by the Trustee in respect of the Securities of any series, unless and until the Trustee shall have received written notice thereof from the Company or an

Senior Creditor of the Company or from any trustee therefor; and, prior to the receipt of any such written notice, the Trustee, subject to the provisions of Section 6.1, shall be entitled in all respects to assume that no such facts exist; provided, however, that if the Trustee shall not have received the notice provided for in this Section 12.3 at least three Business Days prior to the date upon which by the terms hereof any money may become payable for any purpose (including, without limitation, the payment of the principal of and any premium or interest on any Security), then, anything herein contained to the contrary notwithstanding, the Trustee shall have full power and authority to receive such money and to apply the same to the purpose for which such money was received and shall not be affected by any notice to the contrary that may be received by it within three Business Days prior to such date.

Subject to the provisions of Section 6.1, the Trustee shall be entitled to rely on the delivery to it of a written notice by a Person representing himself to be an Senior Creditor of the Company (or a trustee therefor) to establish that such notice has been given by an Senior Creditor of the Company (or a trustee therefor).  In the event that the Trustee determines in good faith that further evidence is required with respect to the right of any Person as an Senior Creditor of the Company to participate in any payment or distribution pursuant to this Article, the Trustee may request such person to furnish evidence to the reasonable satisfaction of the Trustee as to the amount of Senior Claims (as defined in Section 12.2) held by such Person, the extent to which such Person is entitled to participate in such payment or distribution and any other facts pertinent to the rights of such Person under this Article, and if such evidence is not furnished, the Trustee may defer any payment to such Person pending judicial determination as to the right of such Person to receive such payment.

Section 12.4.                             Trustee Not Fiduciary for Senior Creditors of the Company.  The Trustee shall not be deemed to owe any fiduciary duty to the Senior Creditors of the Company and shall not be liable to any Senior Creditors of the Company if it shall in good faith mistakenly pay over or distribute to Holders of Securities of any series or to the Company or to any other Person cash, property or securities to which any Senior Creditors of the Company shall be entitled by virtue of this Article or otherwise.

Section 12.5.                             Rights of Trustee as Senior Creditor of the Company; Preservation of Trustee’s Rights.  The Trustee in its individual capacity shall be entitled to all the rights set forth in this Article with respect to any Senior Claims (as defined in Section 12.2) that may at any time be held by it, to the same extent as any other Senior Creditor of the Company, and nothing in this Indenture shall deprive the Trustee of any of its rights as such holder.

Nothing in this Article shall apply to claims of, or payments to, the Trustee under or pursuant to Section 6.8.

Section 12.6.                             Article Applicable to Paying Agents.  In case at any time any Paying Agent other than the Trustee shall have been appointed by the Company and be then acting hereunder, the term “Trustee” as used in this Article shall in such case (unless the context otherwise requires) be construed as extending to and including such Paying Agent within its meaning as fully for all intents and purposes as if such Paying Agent were named in this Article in addition to or in place of the Trustee; provided, however, that Section 12.6 shall not apply to the Company or any Affiliate of the Company if it or such Affiliate acts as Paying Agent.

Section 12.7.                             Provisions Solely to Define Relative Rights.  The provisions of this Article XII are and are intended solely for the purpose of defining the relative rights of the Holders of the Securities on the one hand and all other creditors of the Company (other than Holders of Subordinated Indebtedness) on the other hand.  Nothing contained in this Article XII or elsewhere in this Indenture or in the Securities is intended to or shall:  (a) impair, as among the Company and its creditors (other than holders of Subordinated Indebtedness), the obligation of the Company, which is absolute and unconditional, to pay to the Holders of the Securities the principal of and interest on the Securities as and when the same shall become due and payable in accordance with their terms; (b) affect the relative rights against the Company of the Holders of the Securities and all other creditors of the Company other than holders of Subordinated Indebtedness; or (c) prevent the Trustee or the Holder of any Securities from exercising all remedies otherwise permitted by applicable law and Article V of this Indenture upon Default under this Indenture, subject to the rights, if any, under this Article XII of all other creditors of the Company (other than creditors that hold Subordinated Indebtedness) to receive cash, property and securities otherwise payable or deliverable to the Trustee or such Holder.

Section 12.8.                             No Set-Off.  No Holder shall be entitled to set-off against any amounts due in respect of the Securities held by such Holder any amount held by the Holder to the credit of the Company whether in any account, in cash or otherwise, nor any deposits with, advances to or debts of the Company, nor any other amount owing by the Holder to the Company on any account whatsoever, nor shall any Holder be entitled to effect any reduction of the amount due to such Holder in respect of a Security by merger of accounts or lien or the exercise of any other rights the effect of which is or may be to reduce the amount due in respect of that Security in breach of this Indenture.

This Indenture may be executed in any number of counterparts, each of which shall be an original, but such counterparts shall together constitute but one instrument.

IN WITNESS WHEREOF, the parties hereto have caused this Indenture to be duly executed, and their respective corporate seals to be hereunto affixed and attested, all as of the day and year first above written.

WESTPAC BANKING CORPORATION

By:	/s/ Manuela Adl
Name: Manuela Adl
Title: Senior Vice President and COO

JPMORGAN CHASE BANK, as Trustee

By:	/s/ Taeko Fukaishi
Name: Taeko Fukaishi
Title: Assistant Vice President